                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


                                      among


                            JDA SOFTWARE GROUP, INC.,
                             a Delaware corporation
                                    ("JDA"),


                              E3 ACQUISITION CORP.,
                     a Delaware corporation and wholly-owned
                               subsidiary of JDA,


                                 E3 CORPORATION,
                              a Georgia corporation
                                     ("E3"),


                                       and


                                THE SHAREHOLDERS
                                       of
                                       E3


                          Dated as of September 7, 2001

                                TABLE OF CONTENTS

                                                                                              Page
ARTICLE I        THE MERGER.................................................................     1
        Section 1.1   Effective Time of the Merger..........................................     1
        Section 1.2   Closing...............................................................     1
        Section 1.3   Effects of the Merger.................................................     2
        Section 1.4   Directors and Officers................................................     2

ARTICLE II       CONVERSION OF SECURITIES...................................................     2
        Section 2.1   Certain Definitions...................................................     2
        Section 2.2   Conversion of E3 Capital Stock; Payment of Indebtedness...............    10
        Section 2.3   Surrender of Certificates.............................................    12
        Section 2.4   Ancillary Agreements..................................................    13
        Section 2.5   Escrow................................................................    13
        Section 2.6   Certificate Legends...................................................    14
        Section 2.7   Treatment of E3 Options...............................................    15

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF E3.......................................    15
        Section 3.1   Organization, Standing, Power and Subsidiaries........................    15
        Section 3.2   E3 Capital Structure..................................................    16
        Section 3.3   Authority; Required Filings and Consents..............................    16
        Section 3.4   Financial Statements..................................................    17
        Section 3.5   Absence of Undisclosed Liabilities....................................    18
        Section 3.6   Absence of Certain Changes or Events..................................    18
        Section 3.7   Taxes.................................................................    19
        Section 3.8   Tangible Assets and Real Property.....................................    21
        Section 3.9   Intellectual Property.................................................    22
        Section 3.10  Bank Accounts.........................................................    24
        Section 3.11  Contracts.............................................................    24
        Section 3.12  Labor Difficulties....................................................    26
        Section 3.13   Trade Regulation.....................................................    27
        Section 3.14  Environmental Matters.................................................    27
        Section 3.15  Employee Benefit Plans................................................    28
        Section 3.16  Compliance with Laws..................................................    31
        Section 3.17  Employees and Consultants.............................................    31
        Section 3.18  Litigation............................................................    32
        Section 3.19  Restrictions on Business Activities...................................    33
        Section 3.20  Governmental Authorization............................................    33
        Section 3.21  Insurance.............................................................    33
        Section 3.22  Interested Party Transactions.........................................    33
        Section 3.23  No Existing Discussions...............................................    34
        Section 3.24  Real Property Holding Corporation.....................................    34
        Section 3.25  Corporate Documents...................................................    34
        Section 3.26  Aliens................................................................    34
        Section 3.27  Indemnification Claims................................................    35
        Section 3.28  Power of Attorney.....................................................    35
        Section 3.29  No Misrepresentation..................................................    35

                                TABLE OF CONTENTS

                                                                                              Page
ARTICLE IIIA     REPRESENTATIONS AND WARRANTIES OF EACH SIGNING
                 SHAREHOLDER................................................................    35
        Section 3A.1  Ownership and Status of E3 Common Stock...............................    35
        Section 3A.2  Power of the Signing Shareholder; Approval of the Merger..............    36
        Section 3A.3  No Conflicts or Litigation............................................    36
        Section 3A.4  Preemptive and Other Rights; Waiver...................................    36
        Section 3A.5  Accredited Investor Status; Sophistication............................    37

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF JDA AND SUB..............................    37
        Section 4.1   Organization..........................................................    37
        Section 4.2   JDA Capital Structure.................................................    37
        Section 4.3   Authority; No Conflict; Required Filings and Consents.................    38
        Section 4.4   SEC Filings; Financial Statements.....................................    39
        Section 4.5   Absence of Undisclosed Liabilities....................................    39
        Section 4.6   Absence of Certain Changes or Events..................................    39
        Section 4.7   Litigation............................................................    39
        Section 4.8   Board Approval and Recommendation.....................................    40
        Section 4.9   Tax Treatment.........................................................    40
        Section 4.10  No Prior Activities...................................................    40

ARTICLE V        CONDUCT OF BUSINESS........................................................    40
        [Intentionally Deleted].............................................................    40

ARTICLE VI       ADDITIONAL AGREEMENTS......................................................    40
        Section 6.1   No Solicitation.......................................................    40
        Section 6.2   Access to Information.................................................    40
        Section 6.3   Legal Conditions to Merger............................................    40
        Section 6.4   Public Disclosure.....................................................    40
        Section 6.5   Tax-Free Reorganization...............................................    40
        Section 6.6   E3 401(k) Plan........................................................    41
        Section 6.7   Brokers or Finders....................................................    41
        Section 6.8   Additional Agreements; Reasonable Efforts.............................    41
        Section 6.9   Expenses..............................................................    41
        Section 6.10  Updating Schedules....................................................    42
        Section 6.11  Directors and Officers of Subsidiaries................................    42

ARTICLE VII      CONDITIONS TO MERGER.......................................................    42
        Section 7.1   Conditions to Each Party's Obligation to Effect the Merger............    42
        Section 7.2   Additional Conditions to Obligations of JDA and Sub...................    43
        Section 7.3   Additional Conditions to Obligations of E3............................    44

ARTICLE VIII     TERMINATION AND AMENDMENT..................................................    46
        [Intentionally Deleted].............................................................    46

ARTICLE IX       INDEMNIFICATION............................................................    46
        Section 9.1   Survival of Representations and Warranties............................    46
        Section 9.2   Indemnification by Shareholders.......................................    46
        Section 9.3   Procedures for Indemnification........................................    47

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
                                TABLE OF CONTENTS

                                                                                              Page
        Section 9.4   Defense of Third Party Claims.........................................    47
        Section 9.5   Settlement of Third Party Claims......................................    48
        Section 9.6   Manner of Indemnification; Excess Indemnification by Indemnifying
                      Shareholders..........................................................    48
        Section 9.7   Appointment of Shareholders' Representative...........................    49
        Section 9.8   Indemnification of Shareholders' Representative.......................    50
        Section 9.9   Post Closing Indemnification..........................................    50

ARTICLE X        GENERAL PROVISIONS.........................................................    51
        Section 10.1  Notices...............................................................    51
        Section 10.2  Interpretation........................................................    52
        Section 10.3  Counterparts..........................................................    52
        Section 10.4  Severability..........................................................    52
        Section 10.5  Entire Agreement......................................................    52
        Section 10.6  Governing Law.........................................................    53
        Section 10.7  Assignment............................................................    53
        Section 10.8  Third Party Beneficiaries.............................................    53
        Section 10.9  Release...............................................................    53
        Section 10.10 Gender................................................................    54


EXHIBITS

Exhibit A             List of E3 Signing Shareholders
Exhibit B             Escrow Agreement
Exhibit C             July Balance Sheet
Exhibit D             March Balance Sheet
Exhibit E             Shareholder's Certificate
Exhibit F             E3 Tax Certificate
Exhibit G             JDA Tax Certificate
Exhibit H             Medical Benefits Agreement
Exhibit I             Opinion of Morris, Manning & Martin, LLP
Exhibit J             Non-Competition and Non-Solicitation Agreement
Exhibit K             Opinion of Gray Cary Ware & Freidenrich LLP
Exhibit L             Registration Rights Agreement
Exhibit M             Indemnification Schedule

SCHEDULES

Schedule 1.4          Initial Directors and Officers of the Surviving Corporation
Schedule 2.2(b)       Merger Consideration Payable to Shareholders
Schedule 3.1          Liens
Schedule 3.9(j)       List of Employee or Consultants Who Developed Intellectual Property
Schedule 3.17(b)      Employee Contracts, Agreements, Plans or Commitments
Schedule 6.7          Brokers and Finders Fees
Schedule 7.2(d)       Required Consents
Schedule 7.2(j)       List of Individuals for Proprietary Information and Inventions Assignment
                      Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of September 7, 2001 by and among JDA Software Group, Inc., a Delaware corporation ("JDA"), E3 Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of JDA ("SUB"), E3 Corporation, a Georgia corporation ("E3"), and certain of the shareholders of E3 listed on Exhibit A attached hereto (individually, a "SIGNING SHAREHOLDER" and collectively, the "SIGNING SHAREHOLDERS").

                                    RECITALS

      WHEREAS, the Board of Directors of each of JDA, Sub and E3 deems it advisable and in the best interests of its respective corporation and the shareholders of its respective corporation that JDA and E3 combine in order to advance the long-term business interests of JDA and E3;

      WHEREAS, the combination of JDA and E3 shall be effected by the terms of this Agreement through a transaction (the "MERGER") in which E3 will merge with and into Sub, Sub will remain a wholly-owned subsidiary of JDA and the shareholders of E3 receive a combination of cash and JDA Common Stock; and

      WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

      Section 1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by the relevant provisions of the Delaware General Corporation Law and the Georgia Business Corporation Code shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 2.1) and delivered to the Delaware Secretary of State and the Georgia Secretary of State for filing as soon as practicable after the Closing (as defined in Section 1.2). Unless otherwise provided in the Certificate of Merger, the Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State and the Georgia Secretary of State (the "EFFECTIVE TIME").

      Section 1.2 Closing. The closing of the Merger (the "CLOSING") will take place at 4:30 p.m., Eastern Time, on a date to be specified by JDA and E3 (the "CLOSING DATE"), which shall be no later than the second business day after the latest to occur of the satisfaction or waiver of all of the conditions set forth in Sections 7.1, 7.2(b) (other than the delivery of the officers' certificate referred to therein) and 7.3(b) (other than the delivery of the officers' certificate referred to therein), provided that the other closing conditions set forth in Article VII have been met or waived as provided in
Article VII at or prior to the Closing, at the offices of Morris, Manning & Martin, LLP, 1600 Atlanta Financial Center, 3343 Peachtree Road, NE, Atlanta, Georgia 30326-1022 unless another time, date or place is agreed to in writing by JDA and E3, further provided that the Closing Date shall be on or before September 10, 2001 in any case.

      Section 1.3 Effects of the Merger.

            (a) At the Effective Time (i) the separate existence of E3 shall cease, and E3 shall be merged with and into Sub, (ii) the Certificate of Incorporation of Sub shall be amended so that Article First of such Certificate of Incorporation shall read as follows: "The name of the corporation is JDA-E3 Corporation" and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

            (b) The Merger shall have the effects set forth in this Agreement and the DGCL and the GBCC. At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired but all rights of creditors and all Liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

      Section 1.4 Directors and Officers. The initial directors and officers of the Surviving Corporation shall be the persons identified on Schedule 1.4 hereto, each of whom will hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

      Section 2.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

            "ACQUIRED ENTITY" means E3 or any of the E3 Subsidiaries, collectively the "ACQUIRED ENTITIES."

            "ASSUMED OPTION" means each E3 Option so assumed by JDA under this Agreement.

            "BALANCE SHEET DATE" means July 31, 2001.

            "BANK DEBT" means the indebtedness of E3 (including the principal borrowed plus any accrued and unpaid interests and other fees of any kind related thereto) to First Union National Bank under the Amended and Restated Loan and Security Agreement, dated June 1, 2000, as amended, by and between E3 and First Union National Bank. E3 represents and warrants that the outstanding principal and interest amount of such indebtedness, together with any related accrued fees or expenses payable to First Union National Bank, as of and through September 10, 2001 is $8,180,25.27.

            "BENEFIT OBLIGATIONS" means the employer's aggregate financial liability to provide all current, projected and contingent benefits to Employees or former Employees of E3 or any Acquired Entity, or their beneficiaries or dependents, as the case may be, under the terms of any E3 Employee Plan, regardless of whether an amount less than such aggregate financial liability is reflected on the employer's financial statements under applicable tax or accounting rules.

            "CASH MERGER CONSIDERATION" means, subject to adjustment pursuant to
Section 2.2(d), $20,000,000 less the Excess E3 Transaction Expenses.

            "CLOSING BALANCE SHEET" means the unaudited consolidated E3 balance sheet dated as of two (2) days prior to the Closing Date prepared in accordance with past practices (other than changes directly related to any change in the deferred revenue account resulting from changes in E3's revenue recognition policy consistent with GAAP) and provided by E3 to JDA within ten (10) days following the Closing Date.

            "CLOSING E3 TRANSACTION EXPENSE SCHEDULE" has the meaning given it in Section 6.9.

            "CLOSING STOCK PRICE" means the average closing per share price of JDA Common Stock on the NASDAQ National Market System ("NASDAQ") for the ten consecutive trading days prior to and ending three days prior to the Closing Date.

            "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated on or about January 11, 2001 between JDA and E3.

            "CONSENTS" mean consents, authorizations, filings, approvals, orders, clearances, permits, declarations and registrations.

            "CONSTITUENT CORPORATIONS" means Sub and E3.

            "CONSULTANT" means an individual resident in any jurisdiction who, as of the Effective Time, is an independent contractor or an individual supplied by a third party and who currently provides an Acquired Entity with consulting services related to the business of such Acquired Entity.

            "CORPORATE DOCUMENTS" has the meaning given it in Section 3.25.

            "CUSTOMER LICENSE AGREEMENTS" means those license agreements entered into with end users of an E3 Product pursuant to which E3 or an E3 Subsidiary enjoys any right or benefit or undertakes any obligation related to any of the E3 Products, or pursuant to which E3 or an E3 Subsidiary has granted a third party the right to use an E3 Product.

            The phrases "THE DATE OF THIS AGREEMENT," "THE DATE HEREOF," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth on the cover page of this Agreement.

            "DERIVATIVE WORKS" means all modules, changes, updates, translations, localizations, customizations, enhancements, improvements, modifications, or adaptations to an E3 Product or with respect to E3 Intellectual Property, as such derivative works are developed by an Acquired Entity or a third party under a license, service or support agreement regardless of whether such agreements contain provisions assigning the derivative works to E3.

            "DGCL" means the Delaware General Corporation Law.

            "EMPLOYEE" means an individual resident in any jurisdiction who, as of the Effective Time, is an employee of an Acquired Entity (including active or inactive employees).

            "EFFECTIVE TIME" has the meaning given it in Section 1.1.

            "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, writs, injunctions, restraining orders, Liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging liability or potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by any Acquired Entity or any joint venture; or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

            "ENVIRONMENTAL LAWS" means all Laws relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to protection of the environment including, without limitation, Laws relating to Releases or threatened Releases of Hazardous

Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

            "ENVIRONMENTAL PERMITS" means all environmental approvals, permits, licenses, clearances and consents.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which is or, at any relevant time, was treated as a single employer with E3 within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

            "ESCROW" means the escrow arrangement set forth in Section 2.5.

            "ESCROW AGENT" means The Chase Manhattan Bank.

            "ESCROW AGREEMENT" means the escrow agreement in substantially the form of Exhibit B attached hereto.

            "ESCROW PAYMENT" has the meaning given it in Section 9.6(a).

            "ESCROWED CASH" means a dollar amount equal to ten percent (10%) of the Cash Merger Consideration.

            "ESCROWED CONSIDERATION" means the Escrowed Cash and the Escrowed Shares.

            "ESCROWED SHARES" means the number of shares (rounded to the nearest whole share) equal to ten percent (10%) of the Stock Merger Consideration.

            "ESTIMATED E3 TRANSACTION EXPENSES" has the meaning given it in
Section 6.9.

            "E3 AUTHORIZATIONS" has the meaning given it in Section 3.20.

            "E3 CAPITAL STOCK" means the E3 Common Stock, including shares issuable upon exercise of or conversion of outstanding vested stock options, warrants, convertible promissory notes or other convertible securities.

            "E3 COMMON STOCK" means the Common Stock, par value $0.05, of E3.

            "E3 DISCLOSURE SCHEDULES" means the disclosure schedules to Article III and Article IIIA provided by E3 prior to or on the date hereof.

            "E3 EMPLOYEE PLAN(S)" has the meaning given it in Section 3.15(a).

            "E3 FINANCIAL STATEMENTS" has the meaning given it in Section 3.4.

            "E3 FOREIGN SUBSIDIARY NOTES" means the promissory notes evidencing any indebtedness for monies borrowed by a foreign Subsidiary of E3 to E3, including without limitation those promissory notes endorsed by E3 to First Union National Bank as a security interest under the Loan Agreement. A list of the E3 Foreign Subsidiary Notes are listed in the E3 Disclosure Schedule.

            "E3 INTELLECTUAL PROPERTY RIGHTS" has the meaning given it in
Section 3.9(a).

            "E3 INTERNATIONAL EMPLOYEE PLANS" has the meaning given it in
Section 3.15(a).

            "E3 OPTION" means each outstanding option to purchase shares of E3 Common Stock.

            "E3 PRODUCT" has the meaning given it in Section 3.9(b).

            "E3 STOCK OPTION PLAN" means the E3 Corporation Stock Incentive
Plan.

            "E3 SUBSIDIARIES" means E3 Australia Pty Ltd ACN 090 583 798, E3 Mexico S.A. de C.V., E3 Soluciones en Inventario, S.A. de C.V., E3 ESPANA INCORPORATED, S.A., E3 United Kingdom Limited, E3 France, societe anonyme, E3 (Deutchland) GmbH, E3 Italia S.r.l., E3 Norge AS, E3 International Ltd. (FSC-St. Thomas, USVI), E3 North America, Inc., Inventory Management Institute, Inc., E3 Norden Aktiebolag, E3 Danmark ApS and E3 Suomi Logistics Oy.

            "E3 TRANSACTION EXPENSES" has the meaning given it in Section 6.9.

            "E3 U.S. EMPLOYEE PLAN" has the meaning given it in Section 3.15(a)(i).

            "E3'S KNOWLEDGE" means the actual knowledge after reasonable inquiry of the following individuals who are reasonably believed to have knowledge, or could be expected to have knowledge in the course of conducting a reasonably comprehensive investigation, concerning the existence of such matters: E3's directors, corporate officers (with a title of president or vice-president, including the President - Europe), senior legal counsel and senior regional managers (who may be employees of an Acquired Entity rather than employees of E3). In the case of senior regional managers, in the event such senior regional managers are not fluent in a local language, E3's Knowledge shall be deemed to include a reasonable inquiry of the senior local manager who is fluent in that local language. In addition, any reference to the "knowledge of E3" shall include the knowledge of each of the Shareholders.

            "EXCESS E3 TRANSACTION EXPENSES" means E3 Transaction Expenses greater than $1,550,000, and any amounts paid by E3 for an investment advisor's fairness opinion and any amounts paid by E3 to investment advisors in excess of $850,000. For purposes of calculating any expenses denominated in foreign currencies, the parties will use the exchange rates published in the Wall Street Journal on the date of this Agreement.

            "EXCESS INDEMNIFICATION LIABILITY CAP" means, with respect to any Indemnification Claim for breach of a representation or warranty contained in
Section 3.9, the sum total of the Indemnifying Shareholders' Pro Rata Portion of the Merger Consideration, valued as of the Closing Date.

            "EXCHANGE ACT" means the Securities Act and the Securities Exchange Act of 1934, as amended.

            "EXCHANGE RATIO" has the meaning set forth in Section 2.2(b)(i).

            "FLOOR AMOUNT" means $500,000.

            "GAAP" means generally accepted accounting principles.

            "GBCC" means the Georgia Business Corporation Code, as amended.

            "GOVERNMENTAL ENTITY" means any court, administrative agency or commission or other governmental authority or instrumentality, whether multilateral, regional, federal, state, provincial or local of any country.

            "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, hydrocarbons, radioactive materials, asbestos, urea formaldehyde foam insulation and transformers of other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBS") in regulated concentrations; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and
(c) any other chemical, material, substance or waste, which is regulated under any Environmental Law in a jurisdiction in which any Acquired Entity operates.

            "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation."

            "INDEMNIFICATION CLAIM" means a claim for indemnification under
Article IX.

            "INDEMNIFYING SHAREHOLDER" means Anders Herlitz, Carl Herlitz, Frank Schuster, and Daniel Craddock.

            "INDEMNITEE" means the member or members of the JDA Group seeking indemnification under Article IX.

            "INDEMNITOR" means the party against which a member of the JDA Group is seeking indemnification under Article IX.

            "INITIAL STOCK PRICE" means $16.171 per share of JDA Common Stock.

            "IRCA" means the Immigration Reform and Control Act of 1986, as amended.

            "JDA BALANCE SHEET" means the unaudited consolidated balance sheet of JDA as of June 30, 2001.

            "JDA COMMON STOCK" means the Common Stock, $0.01 par value, of JDA.

            "JDA DISCLOSURE SCHEDULE" means the disclosure schedule delivered by JDA to E3 on or before the date of this Agreement.

            "JDA GROUP" means JDA, its officers, directors, employees and agents, all Subsidiaries and affiliates of JDA (including Sub as successor to E3 and all Subsidiaries of E3), and the respective officers, directors, employees and agents of such entities.

            "JDA LOSSES" has the meaning given it in Section 9.2(a).

            "JDA SEC REPORTS" means forms, reports and documents required to be filed by JDA with the SEC since January 1, 2001.

            "JULY BALANCE SHEET" means the consolidated E3 balance sheet dated as of July 31, 2001 delivered by E3 to JDA, attached as Exhibit C hereto.

            "LAW" or "LAWS" means any constitution, statute, law, ordinance, decree, order, injunction, rule, directive, or regulation of any government or quasi-governmental authority in any jurisdiction, and includes rules and regulations of any regulatory or self-regulatory authority compliance with which is required by Law, in effect on the date hereof, or enacted, adopted or promulgated on or prior to the Closing Date, to the extent the same is applicable to the business of the Acquired Entities.

            "LICENSED INTELLECTUAL PROPERTY" has the meaning given it in Section 3.9(b).

            "LIEN" means any lien, pledge, charge, claim, restriction on transfer, mortgage, right of usufruct, option, right of first refusal or preemptive right (whether created by statute, the charter documents of E3 or any agreement to which E3 or any Acquired Entity is a party), purchase money and other security interest or other encumbrance of any sort.

            "LOAN AGREEMENT" means the Amended and Restated Loan and Security Agreement, dated June 1, 2000, as amended from time to time, by and between E3 and First Union National Bank.

            The phrase "MADE AVAILABLE" in this Agreement shall mean that the information referred to has been (i) provided to JDA or its representatives,
(ii) made available in a data room pursuant to the request of JDA to JDA or its representatives, or (iii) made available to JDA or its representatives at the local office of any Acquired Entity.

            "MARCH BALANCE SHEET" means the consolidated E3 balance sheet dated as of March 31, 2001 delivered by E3 to JDA, attached as Exhibit D hereto.

            "MARKET STOCK PRICE" means the per-share closing price of JDA Common Stock on the NASDAQ as of the last day of trading prior to the Closing

            "MATERIAL ADVERSE EFFECT," with respect to any entity or group of entities, means a material adverse effect on the business, liabilities, assets (including intangible assets), financial condition, prospects, or results of operations of such entity and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, a condition or occurrence which is reasonably likely to cause the cessation of or material interruption to the business of any Acquired Entity, or which could reasonably be expected to result in, or which does result in, an injunction or order prohibiting or materially interrupting the operations of any Acquired Entity, shall be deemed a Material Adverse Effect.

            "MATERIAL TANGIBLE ASSETS" means all tangible assets and properties which are material to the conduct of its business as currently conducted or which are reflected on the July Balance Sheet or acquired since the Balance Sheet Date.

            "MERGER CONSIDERATION" means the Stock Merger Consideration and the Cash Merger Consideration.

            "NON-FLOOR LOSSES" means the losses, damages, costs and expenses (including reasonable legal fees and expenses) identified as Non-Floor Losses on Exhibit M.

            "PRE-ACQUISITION CLAIM" has the meaning given it in Section 10.9.

            "PRE-ACQUISITION MATTER" has the meaning given it in Section 10.9.

            "PRO RATA PORTION" means for each Shareholder, the percentage of the total Merger Consideration payable to that Shareholder set forth on Schedule 2.2(b).

            "REGULATION S" means Regulation S promulgated under the Securities Act.

            "RELEASE" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

            "RELEASED PARTIES" means all past, present and future members of the JDA Group.

            "RETURNS" means all returns, estimates, information statements and reports required to be filed with any taxing authority.

            "SEC" means the Securities and Exchange Commission

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SHAREHOLDER" means each holder of record of E3 Common Stock as of immediately prior to the Effective Time (collectively, the "SHAREHOLDERS").

            "SHAREHOLDERS' REPRESENTATIVE" means Anders Herlitz, as the representative and attorney-in-fact for and on behalf of the Shareholders.

            "STOCK MERGER CONSIDERATION" means, subject to adjustment pursuant to Section 2.2(c), the number of shares of JDA Common Stock obtained by dividing $30,000,000 by the Closing Stock Price.

            "STOCK TRANSFER DOCUMENTS" has the meaning given it in Section 2.4.

            "SUBSIDIARY" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) such party or any Subsidiary of such party possesses, directly or indirectly, the power to direct or cause the direction of the management and polices of such corporation or other organization, whether through the ownership of voting securities, by contract or otherwise.

            "SURVIVING CORPORATION" means the Sub.

            "TAX" or, collectively, "TAXES," means, with respect to any country, any and all federal, provincial, regional, state, city, county, possession and local taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use, occupation and volume, quantity or weight of hazardous wastes generated or disposed of, and value added, ad valorem, transfer, registration, franchise, withholding, payroll, recapture, employment, windfall profits, property, capital, severance, premium, customs, duties and excise taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            "THIRD PARTY CLAIM" means any claim made or suit or proceeding instituted against an Indemnitee which, if prosecuted successfully, would be a matter for which such Indemnitee is entitled to indemnification under this
Article IX.

            "TRANSACTION DOCUMENTS" means all other documents required to be executed and delivered by E3 hereunder, including without limitation the Escrow Agreement, Registration Rights Agreement, Medical Benefits Agreements, the Non-competition and Non-solicitation Agreement, intellectual property assignment agreements, and the Stock Transfer Documents.

      Section 2.2 Conversion of E3 Capital Stock; Payment of Indebtedness. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of E3 or capital stock of Sub:

            (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall remain unchanged and such shares shall constitute all the issued and outstanding shares of Common Stock of the Surviving Corporation.

            (b) Conversion of E3 Common Stock. Each share of E3 Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and shall be converted and exchanged, without any action on the part of the Shareholders, into the right to receive, subject to Section 2.5, the following Merger Consideration:

                  (i) subject to Section 2.2(c) hereof, that number of validly issued, fully paid and nonassessable shares of JDA Common Stock equal to the amount obtained by (x) the Stock Merger Consideration divided by (y) the number of outstanding shares of E3 Common Stock outstanding immediately prior to the Effective Time (the "EXCHANGE RATIO"); and

                  (ii) subject to Section 2.2(d) hereof, the cash amount equal to (i) the Cash Merger Consideration less the Excess E3 Transaction Expenses and the result divided by (ii) the number of outstanding shares of E3 Common Stock immediately prior to the Effective Time.

                  (iii) The pro-rata distribution of the Merger Consideration for each holder of E3 Capital Stock is set forth on Schedule 2.2(b).

                  (iv)  Any adjustments to the Merger Consideration pursuant to
Section 2.2(c) and 2.2(d) hereof shall be made on a pro rata basis in accordance with each shareholder's respective ownership of E3 Common Stock immediately prior to the Effective Time.

            (c) Stock Merger Consideration Adjustment. The Stock Merger Consideration shall be subject to adjustment as follows:

                  (i) If the Closing Stock Price is less than 75% of the Initial Stock Price, then the Stock Merger Consideration shall be determined by dividing $30,000,000 by 75% of the Initial Stock Price.

                  (ii) If the Closing Stock Price is greater than 125% of the Initial Stock Price, then the Stock Merger Consideration shall be determined by dividing $30,000,000 by 125% of the Initial Stock Price.

            (d)   Cash Merger Consideration Adjustment.

                  (i) As soon as practicable but in no event later than the Closing Date, E3 shall provide JDA with the July Balance Sheet. If the shareholders equity listed on the July Balance Sheet has been reduced or increased in an amount greater than $100,000 (other than reductions or increases directly related to any change in the deferred revenue account resulting from changes in E3's revenue recognition policy) from that listed on the March Balance Sheet, the Cash Merger Consideration shall be reduced or increased on a dollar-for-dollar basis for the amount of any reduction or increase, respectively, in shareholder equity in excess of $100,000, as the case may be.

                  (ii) Within ten (10) days following the Closing Date, E3 shall provide JDA with the Closing Balance Sheet. If the shareholders equity listed on the Closing Balance Sheet has been reduced in an amount greater than $500,000 from that listed in the July Balance Sheet, the Cash Merger Consideration shall be reduced on a dollar-for-dollar basis for the amount of any reduction in excess of $500,000. Anything contained in this Agreement to the contrary notwithstanding, the parties agree that [ONE MILLION DOLLARS ($1,000,000)] shall be withheld from the Cash Merger Consideration otherwise payable at the Closing and deposited with Gray Cary Ware and Friedenrich LLP (the "Suspended Funds"), which shall hold the

Suspended Funds in accordance with this Section 2.2(d)(ii). Within one (1) day following delivery of the Closing Balance Sheet, JDA and E3 shall notify Gray Cary Ware and Friedenrich LLP of their calculation of the adjustment, if any, to be made to the Cash Merger Consideration pursuant to this Section 2.2(d)(ii). If such calculations agree, then the Suspended Funds shall be distributed promptly to the parties entitled thereto pursuant to the terms of this Agreement. If the calculations delivered by JDA and E3 do not agree, then the parties shall use their good faith efforts to agree on such calculations during the immediately following two (2) day period. If the parties do not reach agreement upon the calculations during such two (2) day period, then Gray Cary Ware and Friedenrich LLP shall distribute the Suspended Funds at the end of such two (2) day period in accordance with the calculations delivered by E3. Any interest earned on the Suspended Funds shall be applied on a pro rata basis. The Suspended Funds shall be deemed Cash Merger Consideration only to the extent that such Suspended Funds are distributed to the Shareholders in accordance with this Section 2.2(d)(ii).

            (e) Adjustment to Exchange Ratio. The Exchange Ratio (including any appropriate adjustments to the Initial Stock Price, Closing Stock Price or Stock Merger Consideration) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into JDA Common Stock or E3 Common Stock), reorganization, recapitalization or other like change with respect to JDA Common Stock or E3 Common Stock occurring after the date hereof and prior to the Effective Time, as applicable.

            (f) Payment of Indebtedness. At Closing, JDA shall deliver a wire transfer to First Union National Bank in the amount of the Bank Debt (plus any additional interest amounts at the daily rate) in full and final satisfaction of the amount owed by E3 to First Union National Bank.

      Section 2.3 Surrender of Certificates. The procedures for surrendering outstanding shares of E3 Common Stock and receiving the Merger Consideration are as follows:

            (a) Delivery of E3 Share Certificates. At Closing, each Signing Shareholder who surrenders to JDA certificate(s) representing the number of shares of E3 Common Stock shown as owned by that Signing Shareholder in the E3 Disclosure Schedule, which constitutes all shares of E3 Common Stock held by that Signing Shareholder and includes all necessary transfer tax and other reserve stamps, acquired at that Signing Shareholder's expense, affixed and canceled, shall be entitled to receive that Shareholder's portion of the Merger Consideration. Each Shareholder who is not a Signing Shareholder shall deliver to JDA at Closing or promptly following the Closing, a Shareholder's Certificate in the form attached hereto as Exhibit E and surrender to JDA certificate(s) representing the number of shares of E3 Common Stock shown as owned by that Shareholder in the E3 Disclosure Schedule, which shall constitute all shares of E3 Common Stock held by that Shareholder and will include all necessary transfer tax and other reserve stamps, acquired at that Shareholder's expense, affixed and canceled. Each Shareholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting the certificates representing E3 Common Stock surrendered by that Shareholder. The certificates so surrendered at Closing shall be canceled immediately after the Effective Time and the certificates surrendered following the Closing shall be canceled immediately after such surrender. Additionally, E3 shall deliver at Closing all share certificate or other documentation or instruments that evidence E3's ownership of the E3 Subsidiaries.

            (b) Delivery of Closing Merger Consideration. At Closing, upon surrender by each Shareholder of his stock certificate(s) and other required documents to JDA as described in Section 2.3(a), that Shareholder shall receive in exchange therefor (i) subject to Section 2.3(c), a stock certificate issued in the name of that Shareholder representing that number of shares of JDA Common Stock shown on Schedule 2.2(b) as being deliverable to that Shareholder at Closing and (ii) either (A) a check made out to that Shareholder or (B) a wire sent to an account designated by that Shareholder, in each case, in the amount shown on Schedule 2.2(b) as being deliverable to that Shareholder at closing.

            (c) No Fractional Shares. No certificate or scrip representing fractional shares of JDA Common Stock shall be issued upon the surrender for exchange of certificates pursuant to Section 2.3(a), and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of JDA. Notwithstanding any other provision of this Agreement, each holder of shares of E3 Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of JDA Common Stock (after taking into account all certificates for E3 Common Stock delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of JDA Common Stock multiplied by the Closing Stock Price.

            (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to JDA Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered stock certificate for shares of E3 Common Stock represented thereby until the holder of record of such certificate shall surrender such certificate. Subject to applicable law, following surrender of any such certificate, there shall be paid to the record holder of the certificates representing the whole shares of JDA Common Stock issued in exchange therefor, without interest at the time of the surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 2.3(d)) with respect to such shares of JDA Common Stock.

      Section 2.4 Ancillary Agreements. In connection with the transaction contemplated by this Agreement, at or before the Closing Date, JDA (or the Sub or such Subsidiary or affiliate of JDA as JDA may direct) and E3 and/or the E3 Subsidiaries, as applicable, shall enter into and deliver separate stock purchase agreements or share transfer forms and such other relevant documents as may be required under local Law ("STOCK TRANSFER DOCUMENTS") with respect to the equity interests or other ownership interests of the E3 Subsidiaries being transferred under this Agreement, with only such modifications as are necessary in order to maintain substantially the same legal meaning and effect under local Law as provided in this Agreement.

      Section 2.5 Escrow.

            (a) At the Closing, JDA will deposit into Escrow the Escrowed Consideration. The Escrowed Consideration shall be held by The Chase Manhattan Bank or such other financial institution as JDA and E3 shall mutually determine in accordance with and subject to the provisions of an Escrow Agreement. The deposit of the Escrowed Consideration with the

Escrow Agent on behalf of the Shareholders pursuant to the terms of the Escrow Agreement shall constitute full and final satisfaction of JDA's obligation to deliver that portion of the Merger Consideration equal to the Escrowed Consideration to the appropriate Shareholders in consideration of such Shareholders' respective shares of E3 Common Stock pursuant to this Agreement. As provided in the Escrow Agreement, the Shareholders will have all the rights, title and interest in the Escrowed Shares and the Escrowed Cash as of the Closing Date.

            (b) Subject to the terms of the Escrow Agreement, within ten (10) days following the first anniversary of the Closing Date, the Escrowed Consideration less (i) any part of the Escrowed Consideration that has previously been paid to JDA under the terms of the Escrow Agreement, and (ii) an amount of the Escrowed Consideration equal to the aggregate amount of all claims, if any, that have been validly tendered by Indemnitees under the Escrow Agreement prior to such date and remain outstanding as of such date, shall be released from the Escrow and delivered to the Shareholders on the basis of their Pro Rata Portion.

      Section 2.6 Certificate Legends. The shares of JDA Common Stock to be issued pursuant to this Agreement shall not have been registered and shall be characterized as "restricted securities" under the Securities Act, and under such Laws such shares may be resold without registration under the Securities Act only in certain limited circumstances. Each certificate evidencing shares of JDA Common Stock to be issued pursuant to this Agreement shall bear the following legend, with such modification or addition thereto as may be required under local Law:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

Each stock certificate issued to a Shareholder who is not a U.S. Persons shall bear the following legend, with such modification or addition thereto as may be required under local Law:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO U.S. PERSONS, EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SHARES, (II) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE ACT, (III) IN RELIANCE OF AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED BASED ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, OR (IV) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S."

      Section 2.7 Treatment of E3 Options.

            (a) Prior to the Effective Time, the E3 Stock Option Plan shall have be terminated by E3.

            (b) Prior to the Effective Time, each outstanding E3 Option issued pursuant to an E3 Employee Plan or otherwise shall have been terminated pursuant to the provisions of such E3 Employee Plan or such other agreement that governs such E3 Option, and E3 shall have no liability contingent or otherwise, therefore.

                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF E3

      Except as disclosed in E3 Disclosure Schedules provided to JDA on or before the date of this Agreement, E3 and each of the Signing Shareholders, jointly and severally, represent and warrant to JDA as follows:

      Section 3.1 Organization, Standing, Power and Subsidiaries. E3 is a corporation duly organized, validly existing and in good standing under the Laws of the State of Georgia. Each E3 Subsidiary has been duly organized and is validly existing legal entity and in good standing or its local equivalent, as applicable, under the Laws of the jurisdiction of its organization (which is set forth in the E3 Disclosure Schedule), except where a failure to be such shall not have a Material Adverse Effect on E3. The E3 Subsidiaries are the only Subsidiaries of E3. Each Acquired Entity has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted, and is duly qualified to transact business and is in good standing or its local equivalent, as applicable, in each jurisdiction in which the nature of its operations requires such qualification, except where the failure to so qualify has not and will not have a Material Adverse Effect on E3. E3 has delivered true and correct copies of the Articles of Incorporation and Bylaws of E3, and the charter documents of each other Acquired Entity in accordance with relevant local Law, each as amended to date, to JDA. None of the Acquired Entities is in violation of any of the provisions of its Articles or Certificates of Incorporation, Bylaws or other charter documents. No Acquired Entity owns directly or indirectly any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity except as set forth in the E3 Disclosure Schedule. E3, or an E3 Subsidiary, owns all of the equity interests or other ownership interests, as applicable under local Law, of each E3 Subsidiary, which equity interests are described in the E3 Disclosure Schedule, free and clear of all Liens except as set forth in Schedule 3.1 attached hereto. E3 has delivered to JDA true and correct copies of the charter documents of each of the E3 Subsidiaries and any other agreement, arrangement or document (i) between E3 and any E3 Subsidiary or (ii) otherwise related to E3's direct or indirect ownership of any E3 Subsidiary.

      Section 3.2 E3 Capital Structure.

            (a) The authorized capital stock of E3 consists of 50,000,000 shares of common stock, par value $0.05 per share. As of the date hereof, 15,135,065 shares of E3 Common Stock are issued and outstanding and held of record by the Shareholders in the amounts set forth in the E3 Disclosure Schedule. All such outstanding shares of E3 Common Stock have been duly authorized, validly issued, are fully paid and nonassessable, are free of any Liens and have been issued in compliance with all applicable federal and state securities Laws.

            (b) All outstanding shares or other equity or ownership interests, as applicable under local Law, of the E3 Subsidiaries have been duly authorized, validly issued, are fully paid and nonassessable, or the local Law equivalent, are free of any Liens and have been issued in compliance with all applicable securities Laws in the relevant jurisdictions.

            (c) There are (i) no equity securities of any class of any Acquired Entity, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights, or other commitments or agreements of any character to which an Acquired Entity is a party or by which it is bound obligating an Acquired Entity to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of an Acquired Entity or obligating an Acquired Entity to grant, extend, accelerate the vesting of, change the exercise price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of any Acquired Entity's equity
(i) between or among an Acquired Entity and any of its shareholders, equity holders or holders of ownership interests, as applicable under local Law, or
(ii) to any Acquired Entity's knowledge, between or among any of that entity's shareholders, equity holders or holders of ownership interests, as applicable under local Law.

      Section 3.3 Authority; Required Filings and Consents.

            (a) E3 has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which E3 is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of E3, including the approval of the Merger by the Shareholders as required by the Laws of Georgia. This Agreement has been, and the other Transaction Documents to which E3 and the Acquired Entities are a party have been or will be when they are executed by E3 and the Acquired Entities, duly executed and delivered by E3 and the Acquired Entities and constitute, or will constitute when they are executed by E3 and the Acquired Entities, the valid and binding obligations of E3 and the Acquired Entities, enforceable against E3 and the Acquired Entities in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to creditors' rights generally, and (ii) general principles of equity.

            (b) The execution and delivery by E3 of this Agreement and the other Transaction Documents to which it is a party, or will be a party when they are executed by E3, do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of, the Articles of Incorporation or Bylaws of E3 or charter documents of the Subsidiaries, (ii) result in any violation or breach of or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under or the payment of any fees or fines under, any material agreement (including any material note, mortgage, indenture, lease, guarantee, contract or other agreement or obligation) to which E3 or any other Acquired Entity is a party or by which E3 or any other Acquired Equity or any of its respective properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment or Law applicable to E3 or any other Acquired Entity or any of its respective properties or assets and where such conflict or violation could reasonably expected to have a Material Adverse Effect on E3.

            (c) No Consent from a Governmental Entity is required by or with respect to E3, the E3 Subsidiaries or its shareholders in connection with the execution and delivery of this Agreement, the Transaction Documents, the Merger or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification and report form, by E3 and JDA and, if required, by some or all of the Shareholders, under the HSR Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Georgia in accordance with the GBCC, (iii) such Consents as may be required under applicable federal and state securities Laws in the United States and the securities Laws of other relevant jurisdictions, and (iv) such other Consents which, if not obtained or made, would not have a Material Adverse Effect on E3 or any Acquired Equity and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement. No Acquired Entity or any Shareholder has received any notice, written or otherwise, or has any other knowledge of any plan or intention of any party not to grant any Consent listed in the E3 Disclosure Schedule.

      Section 3.4 Financial Statements. E3 has delivered to JDA (i) its audited consolidated financial statements for each of the years ended December 31, 1998, 1999 and 2000, (ii) its unaudited consolidated financial statements, including statements of operations and cash flows for the quarters ending March 31, 2001 and June 30, 2001, and (iv) its unaudited financial statements, including statements of operations and cash flows for the current fiscal year through July 31, 2001 and through the date of, and including, the Closing Balance Sheet (collectively, the "E3 FINANCIAL STATEMENTS"). The E3 Financial Statements were prepared in accordance with GAAP and accounting policies applied on a consistent basis throughout the periods involved, except that the unaudited interim E3 Financial Statements do not contain footnotes and that the financial statements dated as of and for periods ending as of March 31, 2001 and July 31, 2001 do not reflect changes in E3's revenue recognition policy consistent with GAAP. The E3 Financial Statements present fairly, in all material respects, the financial position of E3 and the E3 Subsidiaries on a consolidated basis as of the respective dates and the results of its operations and cash flows for the periods indicated, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments. E3 maintains, and until the Effective Time will continue to maintain, a standard system of accounting established and administered in accordance with GAAP.

      Section 3.5 Absence of Undisclosed Liabilities. None of the Acquired Entities have any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, other than (i) liabilities reflected or provided for on the Closing Balance Sheet contained in the E3 Financial Statements, (ii) liabilities contemplated by this Agreement and (iii) normal or recurring liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practices. Any liabilities of the type described in clause (iii) of the previous sentence in excess of $500,000, individually or in the aggregate, are listed and described in the E3 Disclosure Schedule.

      Section 3.6 Absence of Certain Changes or Events. Since the Balance Sheet Date, each Acquired Entity has conducted its business in the ordinary course and in a manner consistent with past practices and, since such date, none of the Acquired Entities has:

            (a) suffered any event or occurrence (whether singly or in the aggregate) that has had, or is reasonably likely to have, a Material Adverse Effect on the Acquired Entities;

            (b) suffered any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on the properties or business of the Acquired Entities;

            (c) granted any increase in the compensation payable or to become payable by any Acquired Entity to its directors, officers, managers or Employees (except, with respect to the managers and Employees, those increases in compensation occurring in the ordinary course of business consistent with E3's past practices);

            (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or other equity interests or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares or other equity interests;

            (e) issued any shares of its capital stock or any other equity interests or any warrants, rights, or options for, or entered into any commitment relating to such capital stock or any other equity interests;

            (f) made any material change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any material change in depreciation or amortization policies or rates;

            (g) sold, leased, subleased, abandoned or otherwise disposed of any real property, leasehold interests, machinery, equipment or other operating property other than in the ordinary course of business;

            (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset other than in the ordinary course of business;

            (i) entered into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business;

            (j) incurred any material liability, except in the ordinary course of business and consistent with past practice;

            (k) permitted or allowed any of its property, leasehold interests or assets to be subjected to any Lien, except for Liens in place as of the Balance Sheet Date and disclosed to the Buyer pursuant to this Agreement and Liens for current taxes not yet due and purchase money security interests incurred in the ordinary course of business;

            (l) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $50,000, or, in the aggregate, in excess of $250,000;

            (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its officers, directors or ten percent (10%) shareholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business;

            (n) agreed to take any action described in this Section 3.6 or which would constitute a breach of any of the representations or warranties of E3 contained in this Agreement; or

            (o) taken any other action that would have required the consent of JDA pursuant to Section 5.1 of this Agreement (and which has not been obtained) had such action occurred after the date of this Agreement to the extent not otherwise listed herein.

      Section 3.7 Taxes.

            (a) Each Acquired Entity has prepared and timely filed all Returns relating to any and all Taxes concerning or attributable to that Acquired Entity or its operations, such Returns are true and correct in all material respects and have been completed in accordance with applicable Law, and each Acquired Entity has disclosed on its Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign Law).

            (b) Each Acquired Entity, as of the Closing Date, (i) will have paid or accrued for on the E3 Financial Statements all Taxes it is required to pay prior to the Closing Date and (ii) will have withheld with respect to its Employees all Taxes required to be withheld.

            (c) During the period of all unexpired applicable statute of limitations, no Acquired Entity has been delinquent in the payment of any Tax. There is no Tax deficiency outstanding or assessed or, to E3's knowledge, proposed against any Acquired Entity that is not reflected as a liability on the July Balance Sheet or set forth on the E3 Disclosure Schedule, nor has any Acquired Entity executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (d) The Acquired Entities' liability for unpaid Taxes (whether actual or contingent) as of the Closing Date does not exceed the reserve for unpaid Taxes on the Closing Balance Sheet.

            (e) No Acquired Entity is a party to any tax-sharing agreement or similar arrangement with any other party, and no Acquired Entity has assumed or agreed to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

            (f) No Acquired Entity's Returns have ever been audited by a government or taxing authority, no such audit is in process or pending, and no Acquired Entity has been notified of any request for such an audit or other examination.

            (g) No Acquired Entity has ever been a member of an affiliated group of corporations filing a consolidated federal income tax return other than a group the common parent of which was E3.

            (h) Each Acquired Entity has made available to JDA copies of all Returns filed for all periods for the past three (3) tax years.

            (i)   No Acquired Entity has ever filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by that Acquired Entity.

            (j) No Acquired Entity is a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any Employee or former Employee of that Acquired Entity which, individually or collectively, could reasonably be expected to give rise to the payment of any amount that would not be deductible as an expense by the Acquired Entity pursuant to Sections 280G, 404 or 162(m) of the Code or by similar applicable Law.

            (k) E3 has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            (l) E3 has not agreed to make, nor is it required to make, any adjustment under Section 481 of the Code by reason of any change in accounting method.

            (m) None of the assets of any Acquired Entity is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

            (n) No Acquired Entity is, or has been, a "reporting corporation" subject to the information reporting and record maintenance requirements of
Section 6038A of the Code and the regulations thereunder.

            (o) No Acquired Entity has ever been a party to any joint venture, partnership or other agreement that could reasonably be expected to be treated as a partnership for Tax purposes.

            (p) There are (and immediately following the Effective Time there will be) no Liens on the assets of any Acquired Entity relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

            (q) Each Acquired Entity is properly registered for purposes of value added tax and all other taxes in each jurisdiction in which such registration is required and no Acquired Entity has received any notice from any taxing authority in a jurisdiction where it has not filed Returns that such Acquired Entity may be subject to taxation in that jurisdiction.

            (r) No Acquired Entity has requested or received any private letter ruling from the Internal Revenue Service or comparable rulings from any other government or taxing agency.

            (s) No power of attorney with respect to Taxes has been granted with respect to the Acquired Entities.

      Section 3.8 Tangible Assets and Real Property.

            (a) Each Acquired Entity owns or leases all the Material Tangible Assets. The Material Tangible Assets are in such condition and repair, reasonable wear and tear excepted, as is suitable for the purposes for which they are currently used by E3. Each Acquired Entity has good and marketable title to all Material Tangible Assets that it owns (except properties, interests in properties and assets sold or otherwise disposed of since the July Balance Sheet Date in the ordinary course of business), free and clear of all Liens, except for Liens for current Taxes not yet due and payable. Assuming the due execution and delivery thereof by the other parties thereto, all leases of Material Tangible Assets to which an Acquired Entity is a party are in full force and effect and valid, binding and enforceable against the Acquired Entities and, to E3's knowledge, the other party thereto in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to creditors' rights generally, and (ii) general principles of equity. The E3 Disclosure Schedule sets forth a true and correct list of all such leases, and true and correct copies of all such leases have been made available to JDA, except for equipment leases which do not have annual payments of $10,000 individually or $25,000 in the aggregate.

            (b)   No Acquired Entity owns any real property.

            (c) The E3 Disclosure Schedule sets forth a true and complete list of all real property leased, subleased or licensed by an Acquired Entity and all real property subleases to which an Acquired Entity is a party. Assuming the due execution and delivery thereof by the other parties thereto, all such real property leases, subleases and licenses are in full force and effect and valid, binding and enforceable, to E3's knowledge after reasonable investigation of local Law, against the other parties in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to creditors' rights generally, and (ii) general principles of equity. True and correct copies all such of real property leases and subleases have been made available to JDA.

      Section 3.9 Intellectual Property.

            (a) Each Acquired Entity owns, is licensed under or otherwise possesses adequate and legally enforceable rights to use and practice, without future payment or attribution to or consent of any person, all patents, trademarks, trade names, service marks, copyrights (including, without limitation, moral rights), mask works, domain names and Derivative Works, and any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights, mask works and Derivative Works and all processes, formulas, methods, schematics, technology, know-how, computer software programs or applications, databases, trade secrets and tangible or intangible proprietary information or material that are necessary to conduct the business of that Acquired Entity as currently being conducted (all of which are referred to as the "E3 INTELLECTUAL PROPERTY RIGHTS"), free and clear of all Liens. The foregoing representation as it relates to Licensed Intellectual Property is limited to an Acquired Entity's interest pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants an Acquired Entity such rights to such intellectual property as are necessary to the business of that Acquired Entity as currently conducted.

            (b) The E3 Disclosure Schedule contains an accurate and complete list and description of (i) all issued patents, registered trademarks, trade names, registered service marks and registered copyrights therefor included in the E3 Intellectual Property Rights, including the jurisdictions in which each such E3 Intellectual Property Right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all pending patent, copyright and trademark applications, (iii) other than those non-exclusive licenses granted to customers in the ordinary course of business, all licenses, sublicenses, development agreements, manufacturing agreements, distribution agreements, agency agreements, commission agreements, options, rights (including marketing rights), and other agreements to which any Acquired Entity is a party and pursuant to which any person is authorized to use any E3 Intellectual Property Rights or has the right to develop, manufacture, reproduce, market, solicit orders for or exploit any current product that is available for license of any Acquired Entity (a "E3 PRODUCT") or any adaptation, translation or Derivative Work based on any E3 Product or any portion thereof,
(iv) all licenses, sublicenses and other agreements to which any Acquired Entity is a party and pursuant to which any Acquired Entity is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software and databases ("LICENSED INTELLECTUAL PROPERTY"), which is used in the development, manufacture or marketing of, or is incorporated in or forms a part of any E3 Product (other than licenses for standard off-the-shelf software used in the conduct of any Acquired Entity's business), (v) all joint development agreements to which any Acquired Entity is a party, (vi) all agreements with Governmental Entities, universities, research institutions or other third parties pursuant to which any Acquired Entity has obtained government funding for research and development activities, (vii) a list of all E3 Products, software, code, programmers' notes or other E3 Intellectual Property held in escrow, including the location and status of such escrow and (viii) a table of the E3 Products, the platforms for which they were developed and the development status of such E3 Product.

            (c) The execution and delivery of this Agreement, compliance with its terms and the consummation of the transactions contemplated hereby in accordance with this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) or give rise to any right, license or Lien relating to any E3 Intellectual Property Rights, any of the agreements of Section 3.9(b), or any right of termination, cancellation or acceleration of any E3 Intellectual Property Rights or any such agreements or any such obligation thereof, or the loss or encumbrance of any E3 Intellectual Property Rights or benefit related thereto, or result in or require the creation, imposition or extension of any Lien upon any E3 Intellectual Property Rights, or cause the acceleration of any payment due to any third party, or cause any third party to be entitled to any statutory payments, or otherwise impair the right of any Acquired Entity or its customers to use the E3 Intellectual Property Rights in the same manner as such E3 Intellectual Property Rights are currently being used by E3 or the customers of any Acquired Entity.

            (d) All copyrights and, to the knowledge of E3, all patents and registered trademarks, service marks and domain names owned by or issued to any Acquired Entity which relate to any E3 Product are valid and subsisting and no Acquired Entity has received any notice challenging or questioning the validity or effectiveness of any of the foregoing. The manufacturing, marketing, licensing or sale of any E3 Product does not infringe any copyright, proprietary or personal right or, to the knowledge of E3, any patent, trade secret, trademark, trade name, service mark or mask work right of any third party. No Acquired Entity (i) has been sued or named in any suit, action or proceeding which involves a claim of infringement or misappropriation of any patent, trademark, trade name, service mark, copyright, mask work right, trade secret, domain name or other proprietary right of any third party, (ii) has received a notice of any such infringement or misappropriation or (iii) has knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any E3 Intellectual Property Rights or to any Licensed Intellectual Property. There is no outstanding order, writ, injunction, decree, judgment or stipulation by or with any court, administrative agency or arbitration panel regarding patent, copyright, trade secret, trademark, trade name, mask work right or other claims relating to the E3 Intellectual Property Rights to which any Acquired Entity is a party or by which any Acquired Entity is bound.

            (e) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporated, embodied or reflected in any E3 Product at any stage of its development were written, developed and created solely and exclusively by (i) Employees of an Acquired Entity (without the assistance of any third party) who have validly waived or otherwise conveyed the benefit of any moral rights thereto to the Acquired Entity or (ii) third parties who assigned ownership of their rights with respect thereto to an Acquired Entity by means of valid and enforceable agreements, which are listed and described in the E3 Disclosure Schedule and copies of which have been made available to JDA. None of the trade secrets of any Acquired Entity have been published or disclosed by any Acquired Entity or, to the knowledge of any Acquired Entity, by any other person, to any person in a manner that would materially jeopardize such information's status as a trade secret, except pursuant to licenses or contracts requiring such other persons to keep such trade secrets confidential.

            (f) No Acquired Entity is in breach of or in default (including with the passage of time or the giving of notice or both) under any material obligation of any license, sublicense, development agreement, manufacturing agreement, distributorship or other similar arrangements relating to the E3 Intellectual Property Rights and, to the knowledge of the E3, no other party to any such arrangements is in breach or default thereof.

            (g) To the knowledge of E3, no person is infringing on or otherwise violating any right of any Acquired Entity with respect to any E3 Intellectual Property Rights.

            (h) No Acquired Entity has assigned, sold or otherwise transferred ownership of, or granted an exclusive license or exclusive right to use, any patent, patent application, trademark, mask work right, service mark or domain name.

            (i) No Acquired Entity or any of its directors, officers, managers or Employees has any patents issued or patent applications pending for any invention of any kind now used or needed by any Acquired Entity in the furtherance of its business operations as currently being conducted by that Acquired Entity, which patents or applications have not been assigned to an Acquired Entity with such assignment duly recorded in the United States Patent Office or with the applicable foreign Governmental Entity.

            (j) Each person currently or formerly employed by any Acquired Entity (including Consultants and independent contractors, if any) that has or had access to confidential information of any Acquired Entity has executed and delivered to an Acquired Entity a confidentiality and non-disclosure agreement in one of the forms previously provided to JDA. No director, corporate officer (with the title of president or vice president, including the President-Europe), senior legal counsel or senior regional manager of E3 has received notice that the execution or delivery of any such agreement by any such person, or the carrying on by any such person, as an Employee, Consultant or independent contractor, of any Acquired Entity's business as currently conducted and as currently proposed to be conducted, has or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated. Schedule 3.9(j) contains a list of all current or former Employees and Consultants who have participated in the development of any E3 Product or E3 Intellectual Property.

            (k) To E3's knowledge, the E3 Products disclosed on the E3 Disclosure Schedule contain no errors which (i) are unresponsive to remedial actions taken after proper notification and in accordance with the terms of the E3 Product license agreement, during the ordinary course of business and (ii) prevents the E3 Products from operating in any material capacity for an extended period of time.

      Section 3.10 Bank Accounts. The E3 Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which any Acquired Entity maintains accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

      Section 3.11 Contracts.

            (a) No Acquired Entity is a party or subject to any agreement, obligation or commitment, written or oral:

                  (i) that calls for any fixed or contingent payment or expenditure or any related series of fixed or contingent payments or expenditures by or to an Acquired Entity totaling more than $100,000 in the twelve-month period prior to or following the Balance Sheet Date;

                  (ii) with agents, advisors, managers, salesmen, sales representatives, independent contractors or Consultants that are not cancelable by it without liability, penalty or premium on no more than thirty (30) days' notice;

                  (iii) that explicitly restricts any Acquired Entity from carrying on anywhere in the world its business or any portion thereof as currently conducted or from carrying on business of any other sort anywhere in the world;

                  (iv) to provide funds to or to make any investment in any other person or entity other than an Acquired Entity (in the form of a loan, capital contribution or otherwise);

                  (v) with respect to E3's obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity other than an Acquired Entity;

                  (vi) for any line of credit, standby financing, revolving credit or other similar financing arrangement;

                  (vii) with any distributor, original equipment manufacturer, value added remarketer or other person for the distribution of any products of any Acquired Entity;

                  (viii) with any customers that grant such customers a refund right (other than as a remedy for a breach of warranty) on the installation of E3 Products or software, and that the refund period with respect any such installations has not passed, lapsed, expired or terminated;

                  (ix) with any customers that provide the customer with an option to buy monthly user fee in one lump sum rather than pay out their monthly user fee in perpetuity (a list and detail of those customers with such agreements and a list of those customers who have exercised the lump-sum option is set forth on such schedule);

                  (x) with any customers who since January 1, 2001 have elected to pay monthly use fees on an annual basis in exchange for a discount from such fees (a list of any such agreements and any discount amounts for each customer are set forth on such schedule);

                  (xi) with any customers for services that were on a fixed bid basis in excess of $25,000 and have not been completed (a list and description of any incomplete or outstanding arrangements is set forth on such schedule);

                  (xii) with any customers whose agreement with an Acquired Entity contains a "most favored" customer clause;

                  (xiii) with any Governmental Entity or involving the provision of products or services to a Governmental Entity; or

                  (xiv) that is otherwise material to the business of any Acquired Entity as currently being conducted, or as currently proposed to be conducted and that is not otherwise listed in Section 3.11(a) of the E3 Disclosure Schedule.

            (b) To the knowledge of any Acquired Entity, no party to any such contract, agreement or instrument has threatened or given prior written notice of its intention to cancel or withdraw such contract, agreement or instrument. Any such existing contract, agreement or instrument is legal, valid, binding and enforceable and in full force and effect with respect to such Acquired Entity, and to such Acquired Entity's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity and the exercise of judicial discretion in accordance with such principles. Such contracts, agreements or instruments shall continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing with respect to each Acquired Entity, and to such Acquired Entity's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case, in accordance with the terms thereof as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity.

            (c) No Acquired Entity is in material default under or in material breach or violation of, nor is there any valid basis for any claim of material default by any Acquired Entity under, or material breach or violation by any Acquired Entity of, any contract, commitment or restriction to which any Acquired Entity is a party or by which any Acquired Entity or any of its properties or assets is bound or affected. To the knowledge of any Acquired Entity, no other party is in material default under or in material breach or violation of, nor is there any valid basis for any claim of material default by any other party under, or any material breach of violation by any other party of, any contract, commitment, or restriction to which any Acquired Entity is a party or by which any Acquired Entity or any of its properties or assets is bound or affected.

      Section 3.12 Labor Difficulties.

            (a) Except as set forth on the E3 Disclosure Schedule, there is no controversy existing, pending or, to the knowledge of E3, threatened with any association, labor union, works council, trade union, collective bargaining representative or other employee representative of the Employees.

            (b) Except as set forth on the E3 Disclosure Schedule, there is no charge or complaint relating to unfair labor practice pending against any Acquired Entity, or to the knowledge of E3, or threatened before any Governmental Entity, nor is there any strike, slowdown, work stoppage, grievance or other labor dispute pending or, to the knowledge of any Acquired Entity (nor, to the knowledge of any Acquired Entity or the Shareholders, does any valid basis for any such complaint exist), threatened against any Acquired Entity. To the knowledge of E3, no Acquired Entity is now or has ever been subject to any union organizing activities, nor has any Acquired Entity experienced any work stoppage or other labor difficulty within the last three
(3) years.

            (c) The E3 Disclosure Schedule sets forth a true and complete list of each works council, labor union, trade union, labor organization or other employee representative which has to be notified or consulted or with which negotiations need to be conducted in connection with the transactions contemplated by this Agreement, and each collective bargaining agreement which has any impact on the terms and conditions of employment with respect to the Employees.

            (d) Where required by Law, E3 and any Acquired Entity will prior to the Closing Date properly and timely notify, or where appropriate, consult or negotiate with, the works council, labor union, trade union, labor organization, employee representative, labor board or governmental agency concerning the transactions contemplated by this Agreement.

      Section 3.13 Trade Regulation. Since the Balance Sheet Date, no Acquired Entity has terminated its relationship with or refused to ship any of its products to any dealer, distributor, third party marketing entity or customer which had theretofore paid or been obligated to pay any Acquired Entity in excess of $100,000 over the immediately prior twelve (12) month period. All of the prices charged by any Acquired Entity in connection with the marketing or sale of any of its products or services have been in compliance with all applicable Laws and regulations except where such non-compliance would not have a Material Adverse Effect on E3. No claims have been asserted or, to the knowledge of the Acquired Entity, threatened against E3 with respect to the wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any Laws or regulations relating to anti-competitive practices or unfair trade practices of any kind.

      Section 3.14 Environmental Matters.

            (a) There are no Environmental Claims pending or, to the knowledge of any Acquired Entity, threatened (i) against any Acquired Entity or (ii) against any real or personal property or operations which any Acquired Entity owns, leases, occupies, possesses or manages, in whole or in part.

            (b) To the knowledge of E3, there have been no Releases of any Hazardous Material that are reasonably likely to form the basis of any Environmental Claim against any Acquired Entity.

            (c) At all times, each Acquired Entity has transported, stored, used, manufactured, treated, generated, handled, disposed of or arranged for the disposition of, released or exposed its Employees or others to Hazardous Materials in compliance with all Environmental Laws promulgated by any Governmental Entity except where such non-compliance would not have a Material Adverse Effect on E3.

            (d) Each Acquired Entity currently holds all Environmental Permits necessary for the conduct of its business as such business is currently being conducted and is in compliance with all such Environmental Permits except where such non-compliance would not have a Material Adverse Effect on E3. Except as set forth in the E3 Disclosure Schedule, no environmental report, closure activity, investigation or assessment, and no notification to or Consent from, any Governmental Entity with jurisdiction regarding environmental matters or Hazardous Materials is required to be obtained by any Acquired Entity, either before or after the Effective Time, in connection with any of the transactions contemplated by this Agreement.

            (e) No Acquired Entity has any knowledge of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that is reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of any Acquired Entity) whose liability any Acquired Entity has or may have retained or assumed either contractually or by operation of Law or against any real or personal property which any Acquired Entity formerly owned, leased or managed, in whole or in part.

            (f) E3 has made available JDA with copies (or, if not available, accurate written summaries) of all environmental investigations, studies, audits, reviews and other analyses conducted by or on behalf, or which otherwise are in the possession, of any Acquired Entity or any Shareholder respecting any facility, site or other property any Acquired Entity currently owns or operates.

            (g) No underground storage tanks or underground improvements, including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells are or were present under any property that any Acquired Entity has at any time owned, operated, occupied or leased.

            (h) To the knowledge of E3, no asbestos or asbestos-containing material, formaldehyde or insulating material containing urea formaldehyde, or material containing polychlorinated biphenyls is present in, on, or at any real property or facility or equipment that any Acquired Entity currently owns, operates, occupies or leases.

      Section 3.15 Employee Benefit Plans.

            (a) With respect to each E3 Employee Plan (as hereinafter defined):

                  (i) E3 has set forth in the E3 Disclosure Schedule a complete and accurate list of all material agreements, funds, plans, programs, policies, practices, contracts or other arrangements providing for employment, compensation, retirement, pension, superannuation, profit sharing, deferred compensation, hospitalization, medical, dental, vision, vacation, life insurance, death benefit, sick pay, disability, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, termination indemnity, redundancy pay, performance awards, commissions, bonus, thirteenth month, incentive, stock option, stock purchase, stock bonus, phantom or stock equivalent, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits, educational assistance, holiday pay, housing assistance, moving expense reimbursement or other benefits, whether written or unwritten, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA which is or has been sponsored, maintained, contributed to, or required to be contributed to by E3, any E3 Subsidiary or any ERISA Affiliate for the benefit of any person who performs or who has performed services for E3 or with respect to which E3, any E3 Subsidiary or ERISA Affiliate has or may have any liability (including, without limitation, contingent liability) or obligation, regardless of whether it is voluntary, private, funded, unfunded, financed by the purchase of insurance, contributory or non-contributory (each an "E3 EMPLOYEE PLAN" and collectively, "E3 EMPLOYEE PLANS"); provided, however, that any governmental plan or program requiring mandatory payment of social insurance taxes or similar contributions to a governmental fund with respect to the wages of an Employee and any plan or program that may be mandated by local Law shall not be considered an "E3 Employee Plan" for these purposes. An E3 Employee Plan adopted or maintained, whether formally or informally, for the benefit of Employees in the United States is hereinafter referred to as a "E3 U.S. EMPLOYEE PLAN." An E3 Employee Plan adopted or maintained, whether formally or informally, for the benefit of Employees outside the United States is hereinafter referred to as a "E3 INTERNATIONAL EMPLOYEE PLAN." There has been no amendment to, written interpretation or announcement by E3, any E3 Subsidiary or ERISA Affiliate which would materially increase the expense of maintaining any E3 Employee Plan above the level of expense incurred with respect to that plan for the most recent fiscal year included in the plan sponsor's financial statements.

                  (ii) Each E3 Employee Plan and any plan or program that may be mandated under local Law has been established and administered in accordance with its terms and in material compliance with the requirements prescribed by any and all statutes, rules and regulations.

                  (iii) As of the Closing Date, no E3 Employee Plan and any plan or program that may be mandated under local Law has any unfunded liability. As of the Closing Date, the Benefit Obligations under each E3 Employee Plan will be
(A) appropriately reflected on the Closing Balance Sheet in accordance with GAAP and (B) appropriately reflected on the E3 Financial Statements (or the financial statements of any other E3 Employee Plan sponsor) in accordance with local Law, past practice and generally accepted accounting principles in each applicable jurisdiction. Any E3 Employee Plan that is sponsored by any Acquired Entity as of the Closing Date will own assets (including cash or insurance contracts) with a fair market value, as of the Closing Date, equal to or greater than the Benefit Obligations under such plan as of the Closing Date.

            (b) No Acquired Entity is a party to any oral or written (i) agreement with any officer or other key Employee of any Acquired Entity, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving any Acquired Entity of the nature contemplated by this Agreement, (ii) agreement with any officer of any Acquired Entity providing any term of employment or compensation guarantee or for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

            (c)   With respect to each E3 U.S. Employee Plan:

                  (i) E3 has furnished to JDA true and complete copies of documents embodying each E3 U.S. Employee Plan and related plan documents, including (to the extent applicable) the most recent determination or opinion letter, trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, summary of material modifications, compliance and nondiscrimination tests for the last three plan years, Form 5500 reports filed for the last three plan years, standard COBRA forms and related notices, and registration statements and prospectuses.

                  (ii) (1) E3 has, to the extent applicable, either obtained from the Internal Revenue Service a favorable determination or opinion letter as to its qualified status under the Code, including Section 4975(e)(7) of the Code, if applicable, and all amendments to the Code which are currently effective, or has time remaining to apply under applicable regulations or pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (2) none of the E3 U.S. Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person (other than COBRA continuation coverage); (3) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any E3 U.S. Employee
Plan: (4) none of E3, any Subsidiary or any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA; (5) all contributions required to be made by E3, any Subsidiary or ERISA Affiliate to any E3 U.S. Employee Plan have been timely paid or accrued; (6) each E3 U.S. Employee Plan has timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all required notices and reports to Employees; and (7) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of E3 is threatened, against or with respect to any such E3 U.S. Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor.

                  (iii) None of E3, any Subsidiary or any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including, without limitation, any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or
Section 412 of the Code. None of E3, any Subsidiary or any ERISA Affiliate has any actual or potential withdrawal liability (including, without limitation, any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

                  (iv) With respect to each E3 U.S. Employee Plan, E3 and each of its United States Subsidiaries have complied in all material respects with and have no unsatisfied obligations (other than obligations that can only be satisfied under applicable law with the passage of time) under (1) the applicable health care continuation and notice provisions of COBRA and the regulations thereunder or any state Law governing health care coverage extension or continuation; (2) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (3) the applicable requirements of the Health Insurance

Portability and Accountability Act of 1996; and (4) the applicable requirements of the Cancer Rights Act of 1998.

                  (v) No benefit payable or which may become payable by E3 pursuant to any E3 U.S. Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Each E3 U.S. Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to JDA or E3 (other than ordinary administration expenses typically incurred in a termination event).

            (d) With respect to each E3 International Employee Plan, E3 has furnished to JDA true and complete copies of documents embodying each E3 International Employee Plan and related plan documents, including (without limitation) the most recent actuarial estimates of liabilities, audited financial statements for each E3 International Employee Plan for the last three years, trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, registration statements and prospectuses. Except as required by Law, no condition exists that would prevent E3 or JDA from terminating or amending any E3 International Employee Plan at any time for any reason.

      Section 3.16 Compliance with Laws. Each Acquired Entity has complied with, is not in violation of, and has not received any notices of violation with respect to, any Law applicable to the ownership or operation of its business except for violations or other instances of non-compliance which would not have a Material Adverse Effect on E3.

      Section 3.17 Employees and Consultants.

            (a) The E3 Disclosure Schedule contains a complete and accurate list of the names of all Employees and Consultants of each Acquired Entity as of the date of this Agreement and their salaries or wages, other compensation, dates of employment/service and positions.

            (b) Prior to the Closing, E3 has made available to JDA correct and complete copies of all contracts, agreements, plans, and commitments with respect to all Employees pertaining to terms of employment, compensation, bonuses, profit sharing, securities purchases, securities repurchases, options, deferred compensation arrangements or plans, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of company property, noncompetition and other restrictive covenants, and related matters. Schedule 3.17(b) contains a list of all such contracts, agreements, plans and commitments. E3 and each Acquired Entity is in material compliance with and not in violation of any agreements and/or arrangements with any Employee or Consultant.

            (c) E3 and each Acquired Entity are in material compliance with respect to its Employees and Consultants with all currently applicable Laws and its own policies with respect to or affecting employment, employment practices, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, equal opportunity, civil rights, labor relations, payroll taxes, any federal, state, provincial or local human rights act and immigration and are not engaged in any unfair labor practice. Neither E3 nor any Acquired Entity has received any written notice from any Governmental Entity and, to the knowledge of E3 or any Acquired Entity, there has not been asserted before any Governmental Entity, any current claim, action or proceeding to which E3 or any Acquired Entity is a party relating to the Employees and there is neither pending nor, to the knowledge of E3 or any Acquired Entity, has there been threatened in writing, any investigation or hearing to which E3 or any Acquired Entity is a party relating to the Employees of E3 or any Acquired Entity arising out of or based upon any such Laws. There is no pending claim against E3 or any Acquired Entity relating to the Employees of E3 or any Acquired Entity under any workers' compensation plan or statute.

            (d) To the knowledge of E3, a sufficient number of Employees with software development responsibilities have not expressed to a director, corporate officer (with a title of president or vice president, including President-Europe), the senior legal counsel or senior regional manager their firm intention to leave their employment such that their departure would collectively have an Material Adverse Effect on E3.

            (e) Except as set forth on the E3 Disclosure Schedule, there is no employment agreement in force between any Acquired Entity and any of their respective directors, managers or officers which is not terminable by the appropriate Acquired Entity without compensation on less than three months' notice given at any time. Except as set forth on the E3 Disclosure Schedule, there are no material consultancy or management services agreements in existence between any Acquired Entity and any other person, firm or company, and there are no material collective bargaining agreements between any Acquired Entity or any employers or trade association of which the Acquired Entity is a member and any trade union, staff association or other body representing Employees or a substantial number of them. E3 has made available to JDA correct and complete copies of each agreement listed on the E3 Disclosure Schedule, each as amended to date. Each such agreement is legal, valid and binding on the applicable Acquired Entity and, to E3's knowledge, the other party or parties thereto. The terms of all such agreements have been complied with in all material respects by the applicable Acquired Entity and, to E3's knowledge, by the other parties to such agreements. No event, occurrence or condition exists that, with the lapse of time, the giving of notice, or both, would become a default under any such agreement by any Acquired Entity or, to E3's knowledge.

      Section 3.18 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal or, to the knowledge of any Acquired Entity, threatened against any Acquired Entity or any of its properties or officers, managers or directors (in their capacities as such). There is no judgment, decree or order against any Acquired Entity or, to the knowledge of any Acquired Entity, any of its officers, managers or directors (in their capacities as such) that could reasonably be expected to prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on E3. All litigation to which any Acquired Entity is a party (or, to the knowledge of any Acquired Entity, threatened to become a party) is disclosed in the E3 Disclosure Schedule.

         Section 3.19 Restrictions on Business Activities. There is no agreement, judgment, injunction, order, decree or proceeding of, by or with any Governmental Entities binding upon any Acquired Entity which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of any Acquired Entity, any acquisition of property by any Acquired Entity or the conduct of business by any Acquired Entity as currently being conducted or as currently proposed to be conducted.

         Section 3.20 Governmental Authorization. Each Acquired Entity has obtained each governmental Consent, license, grant or other authorization of a Governmental Entity that is required for the operation of the business of that Acquired Entity, including with respect to government subsidies, customer tax exemptions, holidays and the like other than authorizations that would not have a Material Adverse Effect on E3 (collectively, the "E3 AUTHORIZATIONS"), and all of such E3 Authorizations are in full force and effect. E3 has provided JDA with a complete written list of all E3 Authorizations. No Acquired Entity nor, to the knowledge of any Acquired Entity, any Employee of any Acquired Entity has received any notice from a Governmental Entity of its intention to cancel, terminate or not renew any E3 Authorization and no E3 Authorization will be lost or adversely impacted as a result of the consummation of the transaction under this Agreement.

         Section 3.21 Insurance. The E3 Disclosure Schedule contains a list of all insurance policies of the Acquired Entities. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all policies currently in force or issued in the past have been paid, and each Acquired Entity is otherwise in material compliance with the terms of such policies. No Acquired Entity has any knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. No policy currently in force or issued to any Acquired Entity in the past is subject to any retrospective rating or retrospective premium provision, premium recapture provision, or similar provision.

         Section 3.22 Interested Party Transactions.

              (a) No director, officer or ten percent (10%) Shareholder of any Acquired Entity has any interest in (i) any equipment or other property or asset, real or personal, tangible or intangible, including, without limitation, any of the E3 Intellectual Property Rights, used in connection with or pertaining to the business of any Acquired Entity, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of the products of any Acquired Entity, (iii) any entity that competes with any Acquired Entity, or with which any Acquired Entity is affiliated or has a business relationship, or (iv) any agreement, obligation or commitment, written or oral, to which any Acquired Entity is a party; provided, however, that no such person shall be deemed to have such an interest solely by virtue of ownership of less than one percent (1%) of the outstanding stock or debt securities of any company whose stock or debt securities are traded on a recognized stock exchange or quoted on NASDAQ.

              (b) Except as contemplated by the Transaction Documents or otherwise set forth in the E3 Disclosure Schedule, no Acquired Entity is (i) a party to any agreement with any director, officer, manager or other Employee of any Acquired Entity the benefits of which are contingent, or the terms of which would be materially altered, upon the occurrence of the transactions contemplated by this Agreement, (ii) a party to any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (iii) indebted to any director, officer, senior regional manager or ten percent (10%) Shareholder of any Acquired Entity (except for amount due as normal salaries and bonuses and in reimbursement of ordinary expenses), or (iv) a party to any agreement or arrangement for the loan of money to any director, officer, senior regional manager or ten percent (10%) Shareholder of any Acquired Entity.

         Section 3.23 No Existing Discussions. To the extent that E3 or any Acquired Entity is in discussions with a third party with respect to a private equity financing, E3 or the Acquired Entity has the legal right to terminate or suspend any such pending negotiations.

         Section 3.24 Real Property Holding Corporation. No Acquired Entity is, or has been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         Section 3.25 Corporate Documents. Each Acquired Entity has made available to JDA, or its representatives, for its examination (i) its minute book and other corporate records, in accordance with local Law, containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders or equity holders, the Board of Directors or other relevant management body and any committees thereof, (ii) its stock register, equity register or local Law equivalent evidencing the ownership interests in the Acquired Equity, and (iii) all Consents issued by any Governmental Entity with respect to that Acquired Entity (together, the "CORPORATE DOCUMENTS"). The Corporate Documents are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in the Corporate Documents were duly and validly taken in compliance with the Laws of the applicable jurisdiction. E3 has made available to JDA or its representatives true and complete copies of all documents which are referred to in the E3 Disclosure Schedule.

         Section 3.26 Aliens. All Employees in the United States of the Acquired Entities are, to the knowledge of E3 (including any constructive knowledge the IRCA may deem E3 to have), (i) citizens of the United States or (ii) not citizens of the United States, but, in accordance with the IRCA and other applicable federal governmental requirements, are either (A) immigrants authorized to work in the United States or (B) nonimmigrants authorized to work in the United States for E3 in their specific jobs. Since November 6, 1986 no Acquired Entity has (i) hired (or by reason of any contract, subcontract or exchange is considered for purposes of the IRCA to have hired) an alien in the United States to perform labor or services in the United States with knowledge (as determined in accordance with the IRCA) that the alien is an unauthorized alien with respect to performing that labor or those services, (ii) continued the employment of any Employee hired after November 6, 1986 with knowledge (as determined in accordance with the IRCA) that the Employee is or has become an unauthorized alien with respect to that employment or (iii) directly or indirectly in violation of the IRCA required any individual it has hired to post a bond or security or provide any other financial assurance to it against any potential liability under the IRCA as a result of that hire. E3 has provided JDA with a true, complete list of all current alien Employees of the Acquired Entities who (i) are authorized to work in the United States as immigrants or
(ii) hold H-1B, H-2B or other nonimmigrant visas. E3 has made available to JDA with respect to each current Employee of the Acquired Entities who has an H-1B or H-2B visa, true, complete copies of the Department of Labor File and Public Access File the Acquired Entities have maintained with respect to that Employee. E3 also has made available to JDA true, complete copies of all Forms I-9 the Acquired Entities possess with respect to their (i) current Employees, (ii) former Employees whose employment was terminated within 12 months of the date hereof and who were employed for more than 36 months and (iii) former Employees whose employment was terminated within 36 months of the date hereof and who were employed for less than 36 months. Each Acquired Entity has obtained, completed and maintained Form I-9s in accordance with, and has otherwise complied with the record-keeping requirements of, the IRCA.

         Section 3.27 Indemnification Claims. The E3 Disclosure Schedules sets forth a list of all persons who are parties to director, officer and/or employee indemnification agreements with E3 or the Subsidiaries. Except as set forth in the E3 Disclosure Schedules, there are no outstanding claims under any of such indemnification agreements or under any indemnification rights granted pursuant to the Articles of Incorporation, Bylaws or other charter documents of E3 or the E3 Subsidiaries (as currently in effect); and, to E3's knowledge, there are no facts or circumstances that either now, or with the passage of time, would reasonably be expected to provide a basis for a claim under any such indemnification agreement or under any indemnification rights granted pursuant to the Certificate of Incorporation, Bylaws or other charter documents of E3 or the E3 Subsidiaries.

         Section 3.28 Power of Attorney. Neither E3 nor any of the E3 Subsidiaries has granted to any person a power of attorney or similar authorization of a material nature that is currently in effect of authority.

         Section 3.29 No Misrepresentation. No representation or warranty by any Acquired Entity in this Agreement, or any document, exhibit, statement, certificate or Schedule furnished or to be furnished by or on behalf of any Acquired Entity pursuant to this Agreement, when taken together, contains or shall contain any untrue or incorrect statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IIIA

           REPRESENTATIONS AND WARRANTIES OF EACH SIGNING SHAREHOLDER

         Except as disclosed in the E3 Disclosure Schedule, each of the Signing Shareholders represents and warrants, as applied solely to himself, as follows:

         Section 3A.1 Ownership and Status of E3 Common Stock. The Signing Shareholder is the record and beneficial owner of the number of shares of E3 Common Stock set forth opposite the Shareholder's name in the E3 Disclosure Schedule, free and clear of all Liens.

         Section 3A.2 Power of the Signing Shareholder; Approval of the Merger.

              (a) The Signing Shareholder has the requisite power, legal capacity and authority to execute and deliver this Agreement and each other Transaction Document to which the Signing Shareholder is a party and to perform the Signing Shareholder's obligations in this Agreement and in all other Transaction Documents to which the Signing Shareholder is a party. This Agreement constitutes, and each such other Transaction Document, when executed in the Signing Shareholder's individual capacity and delivered by the Signing Shareholder, will constitute, the legal, valid and binding obligation of the Signing Shareholder, enforceable against the Signing Shareholder in accordance with its terms, except as that enforceability may be (i) limited by an applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally or any applicable Law that limits rights to indemnification and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at Law).

              (b) The Signing Shareholder, acting in each capacity in which he is entitled, by reason of E3's charter documents or the Laws of E3's state of organization or for any other reason, to vote to approve or disapprove the consummation of the Merger, has voted all the shares of E3 Common Stock owned by him and entitled to a vote or votes on that matter, in any one or more of the manners prescribed or permitted by E3's charter documents or the Laws of E3's state of organization, whichever are controlling, to approve and adopt this Agreement and to approve the Merger and the other transactions contemplated by this Agreement or by any of the other Transaction Documents.

         Section 3A.3 No Conflicts or Litigation. The Signing Shareholder's execution, delivery and performance in accordance with their respective terms of this Agreement and the other Transaction Documents to which the Signing Shareholder is a party do not and will not (i) violate or conflict with any Law,
(ii) breach or constitute a default under any agreement or instrument to which the Signing Shareholder is a party or by which the Shareholder or any shares of E3 Common Stock the Signing Shareholder owns is bound, or (iii) result in the creation or imposition of, or afford any person the right to obtain, any Lien upon any shares of E3 Common Stock the Signing Shareholder owns (or upon any revenues, income or profits of the Signing Shareholder therefrom). No action, suit, proceeding, claim, arbitration or investigation is pending or, to the knowledge of the Signing Shareholder, threatened to which the Signing Shareholder is or may reasonably be expected to become a party which (i) questions or involves the validity or enforceability of any of the Signing Shareholder's obligations under any Transaction Document or (ii) seeks (or reasonably may be expected to seek) (A) to prevent or delay the consummation by the Signing Shareholder of the transactions this Agreement contemplates the Signing Shareholder will consummate or (B) damages in connection with any such consummation.

         Section 3A.4 Preemptive and Other Rights; Waiver. Except for the right of the Signing Shareholder to receive shares of JDA Common Stock constituting the Stock Merger Consideration as a result of the Merger, the Signing Shareholder either (i) does not own or otherwise have any statutory or contractual preemptive or other right of any kind (including any right of first offer or refusal) to acquire any shares of E3 Common Stock or JDA Common Stock or (ii) hereby irrevocably waives each right of that type the Signing Shareholder does own or otherwise has.

         Section 3A.5 Accredited Investor Status; Sophistication. The Signing Shareholder (i) will be acquiring the shares of JDA Common Stock to be issued to him pursuant to this Agreement solely for his account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those shares in connection with any distribution and (ii) is not a party to any agreement or other arrangement for the disposition of any shares of JDA Common Stock other than this Agreement. The Signing Shareholder is an "accredited investor" as defined in Securities Act Rule 501(a). The Signing Shareholder (i) is able to bear the economic risk of an investment in the JDA Common Stock acquired pursuant to this Agreement, (ii) can afford to sustain a total loss of that investment, (iii) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the JDA Common Stock and (iv) has had an adequate opportunity to ask questions and receive answers from the officers of JDA concerning any and all matters relating to the transactions contemplated hereby and thereby including the background and experience of the current and proposed officers and directors of JDA, and the plans for the business and operation of JDA.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF JDA AND SUB

         Except as set forth in the JDA Disclosure Schedule, JDA and Sub represent and warrant to E3 as follows:

         Section 4.1 Organization. Each of JDA and Sub is a corporation duly organized, validly existing and in good standing (or its local Law equivalent, as applicable) under the Laws of the jurisdiction of its organization, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on JDA.

         Section 4.2 JDA Capital Structure.

              (a) The authorized capital stock of JDA consists of 50,000,000 shares of JDA Common Stock and 2,000,000 shares of Preferred Stock, $1.00 par value, of which 500,000 shares of have been designated Series A Preferred Stock. As of August 10, 2001, 24,840,977 shares of JDA Common Stock and no shares of JDA Series A Preferred Stock were issued and outstanding, all of which had been duly authorized and validly issued and were fully paid and nonassessable. No material change in such capitalization has occurred between August 10, 2001 and the date of this Agreement. All of the outstanding shares of capital stock of Sub have been duly authorized and validly issued and are fully paid and nonassessable, and all such shares are owned by JDA, free and clear of all Liens. The authorized capital stock of Sub consists of 100,000 shares of common stock, par value $0.001 per share, all of which are issued and outstanding and owned by JDA.

              (b) The shares of JDA Common Stock to be issued pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be (i) duly authorized, validly issued, fully paid and nonassessable, (ii) free and clear of any security interests, pledges, mortgages, claims, Liens and encumbrances of any kind whatsoever and (iii) assuming the truth and accuracy of the statements, representations and warranties made by the Shareholders to JDA in connection therewith, will be issued in compliance with all applicable federal and state securities laws.

         Section 4.3 Authority; No Conflict; Required Filings and Consents.

              (a) JDA and Sub have all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which they are or will be parties and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which JDA or Sub is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of JDA and Sub, respectively. This Agreement has been, and the other Transaction Documents to which JDA and/or Sub are parties have been or will be when they are executed by JDA and/or Sub, as applicable, duly executed and delivered by JDA and/or Sub and constitute, or will constitute when they are executed by E3 and/or Sub, as applicable, the valid and binding obligations of JDA and/or Sub, enforceable against JDA and/or Sub, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy Laws and other similar Laws affecting creditors' rights generally and (ii) general principles of equity.

              (b) The execution and delivery by JDA and Sub of this Agreement and the other Transaction Documents to which they are or will be parties do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of JDA or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under, any note, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which JDA or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment or Law, applicable to JDA or Sub or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on JDA.

              (c) No Consent from any Governmental Entity is required by or with respect to JDA or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification and report forms by E3 and JDA and, if required, by some or all of the Shareholders, under the HSR Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) if required, the filing of a report on Form 8-K with the SEC, (iv) such Consents as may be required under applicable federal and state securities Laws in the United States and the securities Laws of other relevant jurisdictions, and (v) such other Consents which, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or be reasonably likely to have a Material Adverse Effect on JDA.

         Section 4.4 SEC Filings; Financial Statements.

              (a) JDA has timely filed all JDA SEC Reports. Each of the JDA SEC Reports (i) at the time it was filed, complied in all material respects with the applicable requirements of the Exchange Act, as the case may be, and (ii) did not at the time it was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such JDA SEC Report or necessary in order to make the statements in such JDA SEC Report, in the light of the circumstances under which they were made, not misleading.

              (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the JDA SEC Reports, including any JDA SEC Reports filed after the date of this Agreement until the Closing, complied or when filed will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and presented fairly or when filed will present fairly, in all material respects, the consolidated financial position of JDA and its Subsidiaries as of the respective dates, and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or when filed are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         Section 4.5 Absence of Undisclosed Liabilities. JDA does not have any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate would be reasonably likely to have a Material Adverse Effect on JDA, other than (i) liabilities reflected or provided for on the JDA Balance Sheet, (ii) liabilities specifically contemplated by this Agreement, or described in the JDA SEC Reports, and (iii) normal or recurring liabilities incurred since the date of the JDA Balance Sheet, in the ordinary course of business consistent with past practices.

         Section 4.6 Absence of Certain Changes or Events. Since the date of the JDA Balance Sheet, JDA has not suffered any event or occurrence that has had, or is reasonably likely to have, a Material Adverse Effect on JDA or that would require JDA to file with the SEC a current report on Form 8-K or amend any prior filing made by JDA with the SEC.

         Section 4.7 Litigation. Except as described in the JDA SEC Reports, if any, there is no action, suit or proceeding, claim, arbitration or investigation against JDA pending or as to which JDA has received any written notice of assertion, which is reasonably likely to have a Material Adverse Effect on JDA or a material adverse effect on the ability of JDA to consummate the transactions contemplated by this Agreement.

         Section 4.8 Board Approval and Recommendation. On or prior to the date hereof, the board of directors of JDA has (i) determined that the Merger is advisable to and in the best interests of JDA, and (ii) approved this Agreement and the transactions contemplated hereby, including the Merger.

         Section 4.9 Tax Treatment. Neither JDA nor any of its Subsidiaries has taken, proposes to take, or has agreed to take action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code.

         Section 4.10 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation or consummation of this Agreement and the transactions contemplated hereby, Sub has neither incurred any obligation or liability nor engaged in any business or activity of a type or kind or entered into any agreement or arrangement with any person.

                                   ARTICLE V

                               CONDUCT OF BUSINESS

                             [INTENTIONALLY DELETED]


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

              (a) No Solicitation. Intentionally Deleted.

         Section 6.2 Access to Information. Intentionally Deleted.

         Section 6.3 Legal Conditions to Merger. Each of JDA, E3 and the E3 Subsidiaries will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their Subsidiaries in connection with the Merger. Each of JDA and E3 will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any Consent, or any exemption by, any Governmental Entity or other third party, required to be obtained or made by E3, JDA or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement and to enable the Closing to occur as promptly as practicable.

         Section 6.4 Public Disclosure. JDA and E3 shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

         Section 6.5 Tax-Free Reorganization. JDA and E3 each intend that the Merger shall qualify for treatment as a reorganization within the meaning of
Section 368(a) of the Code. JDA
and E3 each agree to refrain from taking any action inconsistent with such intended treatment. JDA and E3 agree to make reasonable representations substantially in the form of the tax certificates attached hereto as Exhibits F and G, as requested by counsel to JDA and E3 with respect to the rendering of the opinions required pursuant to Section 7.1(d).

         Section 6.6 E3 401(k) Plan. E3 agrees to terminate its 401(k) plan effective as of the day immediately preceding the Closing Date. Unless Sub provides such notice, E3 shall deliver to Sub evidence that E3's 401(k) plan has been terminated effective as of the day immediately preceding the Closing Date pursuant to resolutions of E3's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of JDA), effective as of the day immediately preceding the Closing Date.

         Section 6.7 Brokers or Finders. E3 represents, as to itself, the E3 Subsidiaries and its Affiliates, and each Signing Shareholder represents, as to himself, that, except as set forth in Schedule 6.7, no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and the Signing Shareholders agree jointly and severally to indemnify and hold JDA and E3 harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses not set forth in Schedule 6.7 asserted by any person including First Union Securities, Inc., financial advisor to E3, on the basis of any act, statement or agreement made or alleged to have been made by E3, any Subsidiary or Affiliate of E3, or any Signing Shareholder.

         Section 6.8 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use their commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         Section 6.9 Expenses. The parties shall each pay their own legal, accounting, financial advisory and consulting fees and other out-of-pocket expenses related to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated. In the event the Merger is consummated, all (i) Taxes applicable to the transfer of E3 Common Stock and the equity or other ownership interests of the E3's Subsidiaries, as contemplated by this Agreement; and (ii) legal, accounting, financial advisory and consulting fees and expenses incurred by E3 on behalf of itself or the Shareholders (whether paid or accrued), including those referred to in Section 6.7, relating to the negotiation, preparation and carrying out of this Agreement and the transactions contemplated hereby through the Closing Date, and obtaining all Consents from Governmental Entities in connection with such transactions (the "E3 TRANSACTION EXPENSES") shall become the liabilities of the Surviving Corporation as a result of the Merger. E3 shall provide an updated Schedule of Estimated E3 Transaction Expenses not later than two (2) business days prior to the Closing (the "CLOSING E3 TRANSACTION EXPENSE SCHEDULE"). The amount of E3 Transaction Expenses set forth on the Closing E3 Transaction Expense Schedule shall be used to calculate the Cash Merger Consideration. In the event the E3 Transaction Expenses actually incurred by E3 include Excess E3 Transaction Expenses, JDA shall be entitled to assert a claim against the Escrowed Cash pursuant to Article IX hereof (without regard to the Floor Amount) in order to recover all such additional expenses, but only to the extent such amounts have not been reflected in the calculation of the Merger Consideration paid at Closing.

         Section 6.10 Updating Schedules. Intentionally Deleted.

         Section 6.11 Directors and Officers of Subsidiaries. The parties agree that the directors, officers and managers of the Subsidiaries of the Surviving Corporation immediately after the Closing shall be as set forth on Schedule 1.4, and the parties agree to take or cause to be taken all actions necessary to elect or nominate and qualify such persons for such offices or directorships.

                                   ARTICLE VII

                              CONDITIONS TO MERGER

         Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

              (a) HSR Period. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

              (b) Governmental Approvals. All Consents, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain or comply with would be reasonably likely to have a Material Adverse Effect on JDA or E3 or a material adverse effect on the consummation of the transactions contemplated hereby shall have been filed, occurred or been obtained.

              (c) No Injunctions or Restrictions; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting JDA's conduct or operation of the business of JDA or E3 after the Merger shall have been issued, nor shall any proceeding brought by any Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any Law enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

              (d) Tax Opinion. JDA shall have received a written opinion from its counsel, Gray Cary Ware & Freidenrich LLP, and E3 shall have received a written opinion from its counsel, Morris, Manning & Martin, LLP, in form and substance reasonably satisfactory to both parties, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. The opinion condition referred to in this section shall not be waivable unless approval of the opposing party is obtained with appropriate disclosure. In rendering such opinions, counsel may rely upon reasonable representations from JDA and E3 substantially in the form of the tax certificates attached hereto as Exhibit F and G.

         Section 7.2 Additional Conditions to Obligations of JDA and Sub. The obligations of JDA and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by JDA:

              (a) Representations and Warranties. The representations and warranties of E3 and the Signing Shareholders set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement, (ii) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date or for such period and (iii) where the failure of any such representation or warranty to be true and correct on and as of the Closing Date, individually and in the aggregate, would not be reasonably likely to have a Material Adverse Effect on E3, or a material adverse effect upon the consummation of the transactions contemplated hereby; and JDA shall have received a certificate to such effect signed on behalf of E3 by the chief executive officer and the president of E3. For purposes of this subsection 7.2(a), the following events or occurrences shall not be deemed to be events or occurrences having a Material Adverse Effect on E3: (i) increases or decreases in the trading price of JDA Common Stock, as reported on the NASDAQ, occurring at any time or from time to time between the date hereof and the Closing Date;
(ii) events or occurrences affecting the general economy or the industries or segments of the industries in which JDA or E3 do business, generally; or (iii) events or occurrences related directly to the Merger or the other transactions contemplated by this Agreement.

              (b) Performance of Obligations. E3 shall have performed in all material respects all obligations required to be performed by it or shall have refrained taking any actions prohibited under this Agreement at or prior to the Closing Date, and JDA shall have received a certificate to such effect signed on behalf of E3 by the chief executive officer of E3.

              (c) Approval. JDA shall have received from E3 written evidence that the execution, delivery and performance of E3's obligations under this Agreement have been duly and validly approved and authorized by the Board of Directors and by the Shareholders of E3.

              (d) Third Party Consents. JDA shall have been furnished with evidence satisfactory to it of the Consent of those persons whose consent or approval shall be required in connection with the Merger under the material contracts of E3 or material licenses or permits, as set forth in Schedule 7.2(d) hereto.

              (e) Medical Benefits Agreements. Concurrently herewith the Medical Benefits Agreements in the form attached as Exhibit H hereto shall have been executed by JDA and each of Anders Herlitz, Frank Schuster and William Huther, to be effective as of the Closing. As of the Closing, all of such agreements shall be in full force and effect in accordance with their terms.

              (f) Opinion of E3 Counsel. JDA shall have received a legal opinion from Morris, Manning & Martin, LLP, counsel to E3, substantially in the form of
Exhibit I attached hereto.

              (g) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by the Shareholders' Representative and the Escrow Agent.

              (h) Blue Sky. JDA shall have received all permits or other authorizations required under applicable state blue sky Laws, or similar Laws of any foreign jurisdiction, for the issuance of JDA Common Stock pursuant to the Merger.

              (i) Resignations. JDA shall have received from each officer and director of each Acquired Entity, a resignation effective as of the Closing from each office or directorship held by each such person in any Acquired Entity other than those listed in Schedule 1.4.

              (j) Assignment of Intellectual Property. The individuals listed on
Schedule 7.2(j) shall have entered into an intellectual property assignment agreement with E3 whereby all of his rights, title and interest in and to the E3 Intellectual Property or E3 Products is assigned, conveyed and transferred to E3.

              (k) Indebtedness. At Closing, First Union National Bank shall be prepared to deliver UCC-3 financing statements or other appropriate instruments or documents necessary to terminate or effect the termination of any and all Liens (including, but not limited to, any Liens on E3 Intellectual Property and any and all equity interests in any Subsidiary of E3) that it holds with respect to the Bank Debt if such Bank Debt is fully satisfied at Closing. At Closing, First Union National Bank shall deliver the original copies of any and all term notes or revolving credit notes provided under the Loan Agreement to JDA for cancellation if such bank debt is fully satisfied at Closing. If JDA has determined in its sole discretion that it is necessary, First Union National Bank shall have taken any and all necessary and appropriate actions to assign, transfer or convey any and all rights, title and interests in and to the E3 Foreign Subsidiary Notes at the Closing.

              (l) 401(k) Plan. At the Closing, JDA shall have received satisfactory evidence, pursuant to Section 6.7 above, that the E3 401(k) plan shall have been terminated effective as of the day immediately preceding the Closing Date.

              (m) Termination of E3 Stock Option Plan. Prior to the Closing, E3 shall have terminated the E3 Stock Option Plan and shall have canceled all stock options outstanding under such plan or otherwise.

              (n) Non-competition and Non-solicitation Agreement. On or prior to the Closing Date, the Non-competition and Non-solicitation Agreement, in the form of Exhibit J attached hereto, shall have been executed by JDA and each of the Indemnifying Shareholders.

         Section 7.3 Additional Conditions to Obligations of E3. The obligation of E3 to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by E3:

              (a) Representations and Warranties. The representations and warranties of JDA and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement, (ii) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date or for such period, and (iii) where the failure of any such representation or warranty to be true and correct on and as of the Closing Date, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on JDA, or a material adverse effect upon the consummation of the transactions contemplated hereby; and E3 shall have received a certificate to such effect signed on behalf of JDA by the chief financial officer of JDA. For the purposes of the foregoing condition, the following events or occurrences shall not be deemed to be events or occurrences having a Material Adverse Effect on JDA: (i) reductions or increases in the trading price of JDA Common Stock, as reported on the NASDAQ, occurring at any time or from time to time between the date hereof and the Closing Date; (ii) events or occurrences affecting the general economy or the industries or segments of the industries in which JDA or E3 do business, generally; or (iii) events or occurrences related directly to the Merger or the other transactions contemplated by this Agreement.

              (b) Performance of Obligations. JDA and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and E3 shall have received a certificate to such effect signed on behalf of JDA by the chief financial officer of JDA.

              (c) Approvals. E3 shall have received from JDA and Sub written evidence that the execution, delivery and performance of JDA's and Sub's obligations under this Agreement have been duly and validly approved and authorized by the Boards of Directors of JDA and Sub.

              (d) Opinion of JDA Counsel. E3 shall have received a legal opinion from Gray Cary Ware & Freidenrich LLP, counsel to JDA, substantially in the form of Exhibit K attached hereto.

              (e) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by JDA and the Escrow Agent.

              (f) Registration Rights Agreement. The Registration Rights Agreement, substantially in the form of Exhibit L attached hereto, shall have been executed and delivered by JDA and the Shareholders.

              (g) Indebtedness. At Closing, First Union National Bank shall be prepared to deliver UCC-3 financing statements or other appropriate instruments or documents necessary to terminate or effect the termination of any and all Liens (including, but not limited to, any Liens on E3 Intellectual Property and any and all equity interests in any Subsidiary of E3) that it holds with respect to the Bank Debt if such Bank Debt is fully satisfied at Closing. At Closing, First Union National Bank shall deliver the original copies of any and all term notes or revolving credit notes provided under the Loan Agreement to JDA for cancellation if such Bank Debt is fully satisfied at Closing. If JDA has determined in its sole discretion that it is necessary, First

Union National Bank shall have taken any and all necessary and appropriate actions to assign, transfer or convey any and all rights, title and interests in and to the E3 Foreign Subsidiary Notes at the Closing.

              (h) Medical Benefits Agreements. Concurrently herewith the Medical Benefits Agreements in the form attached as Exhibit H hereto shall have been executed by JDA and each of Anders Herlitz, Frank Schuster and William Huther, to be effective as of the Closing. As of the Closing, all of such agreements shall be in full force and effect in accordance with their terms.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

                             [INTENTIONALLY DELETED]


                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 9.1 Survival of Representations and Warranties and Covenants. If the Merger occurs, all of the representations and warranties contained in this Agreement shall survive the Closing Date and shall continue in full force and effect for the period ending on the date that is one (1) year following the Closing Date, whereupon they will terminate and expire, except that and the representations and warranties of the Shareholders in Article IIIA shall survive forever. This Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplate performance after the Effective Time. The foregoing notwithstanding, all representations and warranties shall be deemed to be true and correct only as of the date of this Agreement except for those representations and warranties that specifically relate to a particular date or period, which shall be deemed to be true and correct as of such date and for such period.

         Section 9.2 Indemnification by Shareholders.

              (a) Subject to the terms and conditions contained herein, each of the Shareholders shall indemnify, defend and hold harmless the JDA Group from, against, for and in respect of any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) which any member of the JDA Group may sustain or incur which are caused by or arise out of (i) any inaccuracy in or breach of any of the representations, warranties or covenants made by E3 or the Signing Shareholders in this Agreement, including the E3 Disclosure Schedule, (ii) any E3 Transaction Expenses in excess of the amount set forth on the Closing E3 Transaction Expense Schedule and reflected in the calculation of the Cash Merger Consideration, (iii) any breach by the Shareholders of this
Article IX or the Escrow Agreement, or (iv) any of the matters set forth in the Indemnification Schedule attached as Exhibit M hereto, to the extent therein set forth (collectively, "JDA LOSSES").

              (b) No Shareholder shall be required to indemnify any member of the JDA Group for any JDA Losses until the aggregate amount of all JDA Losses under all claims shall exceed the Floor Amount; provided, however, that JDA Losses under Section 3.7,

Section 9.2(a)(ii) and JDA Losses identified on Exhibit M as Non-Floor Losses shall be recoverable in full without regard to the Floor Amount. Once the aggregate amount of all JDA Losses under all claims exceeds the Floor Amount, all JDA Losses in excess of the first $200,000 initially included in the Floor Amount shall be recoverable in full.

              (c) The provisions of Sections 9.2(b) above and 9.6 below shall not limit, in any manner, (i) any remedy at Law or in equity to which any member of the JDA Group shall be entitled against E3 or any Shareholder as a result of willful fraud or intentional misrepresentation by E3, any Shareholder or any of their respective representatives, or (ii) any rights that JDA may have under federal or state securities Laws.

              (d) The amount of JDA Losses shall be computed after giving effect to the receipt of any insurance proceeds with respect thereto.

         Section 9.3 Procedures for Indemnification.

              (a) An Indemnification Claim shall be made by Indemnitee by delivery of a written notice to the Shareholders' Representative and the Escrow Agent requesting indemnification and specifying in reasonable detail the basis on which indemnification is sought (and shall include relevant documentation related to the Indemnification Claim), the amount of the asserted JDA Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim.

              (b) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 9.4 hereof shall be observed by Indemnitee and the Shareholders' Representative.

         Section 9.4 Defense of Third Party Claims. Should any claim be made, or suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) be instituted against an Indemnitee which, if prosecuted successfully, would be a matter for which Indemnitee is entitled to indemnification under this Agreement, the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

              (a) Indemnitee shall give the Shareholders' Representative and Escrow Agent written notice of any Third Party Claim promptly after receipt by Indemnitee of notice thereof. The Shareholders' Representative may, at his option, (i) undertake control of the defense thereof by counsel of its own choosing reasonably acceptable to Indemnitee or (ii) decline to assume control of but participate in the defense thereof provided that such participation by the Shareholders' Representative shall be at the expense of the Indemnitors. Indemnitee may participate in the defense through its own counsel at its own expense. The assumption of the defense of any Third Party Claim by Shareholders' Representative shall not be an acknowledgment by Shareholders' Representative that such Third Party Claim is subject to indemnification under the provisions of this Article IX and that such provisions are binding on the Shareholders. If, however, Shareholders' Representative fails or refuses to undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been delivered to Shareholders' Representative by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 9.5 hereof, settlement of such Third Party Claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such Third Party Claim, make an Indemnification Claim which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein. Failure of Indemnitee to furnish written notice to the Shareholders' Representative of a Third Party Claim shall not release the Shareholders' Representative or the Indemnitors from their obligations hereunder, except to the extent the Indemnitors are prejudiced by such failure.

              (b) Indemnitee and the Shareholders' Representative shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

              (c) Notwithstanding anything else in this Section 9.4 to the contrary, in the event of a Third Party Claim that is reasonably estimated to exceed fifty percent (50%) of the total Merger Consideration, valued as of the Closing Date, in the case of a claim related to Section 3.9 and $5 million, in the case of any other claim, Indemnitee shall have the option to undertake control of the defense by counsel of Indemnitee's choosing reasonably acceptable to the Shareholders' Representative. In this circumstance, Indemnitee shall, promptly upon its assumption of the defense of such Third Party Claim, make an Indemnification Claim which shall be deemed an Indemnification Claim, but shall not be subject to Indemnitor's right to assume the defense of such claim pursuant to Section 9.4.

         Section 9.5 Settlement of Third Party Claims. No settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of the Shareholders' Representative, which consent shall not be unreasonably withheld or delayed. If the Shareholders' Representative has assumed the defense of a Third Party Claim as contemplated by Section 9.4 hereof, no settlement of such Third Party Claim may be made by the Shareholders' Representative without the prior written consent by or on behalf of Indemnitee, which consent shall not be unreasonably withheld or delayed. In the event of any dispute regarding the reasonableness of a proposed settlement, the party that will bear the larger financial loss resulting from such settlement shall make the final determination in respect thereto, which determination shall be final and binding on all involved parties. For the purposes of this Section 9.5, a proposed settlement involving E3 or JDA intellectual property rights shall be deemed reasonable only if such settlement includes a royalty-free license or right to exploit the intellectual property rights in question; provided, however, that such license or right shall not be necessary if the intellectual property rights are immaterial to the use, development or sale of E3 Products.

         Section 9.6 Manner of Indemnification; Excess Indemnification by Indemnifying Shareholders.

              (a) Except as specifically set forth in this Article IX, the Escrowed Consideration deposited into Escrow pursuant to the Escrow Agreement in accordance with the provisions of Section 2.5, shall provide the sole and exclusive fund against which members of the JDA Group may assert claims of indemnification under this Article IX. Any payout of Escrowed Consideration to an Indemnitee (the "ESCROW PAYMENT") shall consist of Escrowed Shares and Escrowed Cash in the same ratio as the Stock Merger Consideration and Cash Merger Consideration bear to the total Merger Consideration as of Closing; provided, however, that the Shareholders' Representative shall have the right at any commercially reasonable time prior to payment of a claim by the Escrow Agent to adjust the composition of the Escrow Payment in his sole discretion by delivery of written notice to JDA and the Escrow Agent of such adjustment. For the purpose of valuing the Escrowed Shares to be paid to an Indemnitee, the value of JDA Common Stock shall be the average of the per share closing prices of JDA Common Stock on the NASDAQ on the last ten trading days prior to such payment of that Indemnitee.

              (b) Each claim for indemnification asserted against the Shareholders pursuant to this Article IX shall be made only in accordance with the procedures set forth in the Escrow Agreement, subject to the provisions of
Section 9.2(c) hereof.

              (c) Except as specifically provided in this subsection and in
Section 9.2(c), the rights of the JDA Group under the provisions of this Article IX shall be the exclusive remedy of the JDA Group for any inaccuracy in or breach of the representations, warranties or covenants of E3 and the Shareholders in this Agreement and for any JDA Losses. In the event of a breach of a representation or warranty contained in Section 3.9, and only in the event, that any JDA Loss for such breach exceeds the amount of the Escrowed Consideration remaining in the Escrow (such comparison to be made and such Escrowed Consideration to be valued for purposes of this subsection as of the date of delivery of the notice of Indemnification Claim described in Section 9.3(a)), then the Indemnifying Shareholders shall be obligated, jointly and severally and in addition to such Shareholders other indemnification obligations under this Article IX, to indemnify, defend and hold harmless the JDA Group from, against, for and in respect of such excess amount up to and including the Excess Indemnification Liability Cap; provided, however, that notwithstanding the Indemnifying Shareholders' joint and several liability hereunder, JDA shall use commercially reasonable efforts to pursue such indemnification claims on a pro rata basis against all the Indemnifying Shareholders. Such obligations shall be discharged pursuant to the procedures and manner of indemnification set forth in this Article IX (including without limitation the role and authority of the Shareholders' Representative set forth in Section 9.7). Notwithstanding the foregoing, the liability of the Indemnifying Shareholders as a group, jointly and not severally, under this subsection shall not exceed the Excess Indemnification Liability Cap.

         Section 9.7 Appointment of Shareholders' Representative. For purposes of this Agreement, the Shareholders hereby consent to the appointment of Anders Herlitz as the representative and attorney-in-fact for and on behalf of the Shareholders, and to the taking by the Shareholders' Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement or the Escrow Agreement, including, without limitation, the exercise of the power to (i) execute the Escrow Agreement on behalf of the Shareholders, (ii) authorize delivery to JDA of Escrow Shares in satisfaction of Indemnification Claims, (iii) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to such Indemnification Claims, (iv) resolve any Indemnification Claims and (v) take all actions necessary in the judgment of the Shareholders' Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreement. Accordingly, the Shareholders' Representative has unlimited authority and power to act on behalf of each Shareholder with respect to this Agreement and the Escrow Agreement and the disposition, settlement or other handling of all Indemnification Claims, rights or obligations arising from and taken pursuant to this Agreement. The Shareholders will be bound by all actions taken by the Shareholders' Representative in connection with this Agreement, and JDA shall be entitled to rely on any action or decision of the Shareholders' Representative. The Shareholders' Representative will incur no liability with respect to any action taken or suffered by him in reliance upon any notice, direction, instruction, Consent, statement or other document believed by him to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his own willful misconduct or bad faith. At any time during the term of the Escrow Agreement, holders of a majority of the Escrow Shares subject to Indemnification Claims under this Article IX may, by written consent, appoint a new representative as the Shareholders' Representative by sending notice and a copy of the written consent appointing such new representative signed by holders of a majority of the Escrow Shares to JDA and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the Consent or the date such Consent is received by JDA and the Escrow Agent.

         Section 9.8 Indemnification of Shareholders' Representative. The Shareholders shall, severally and not jointly, on a pro rata basis based on their proportionate share of the Merger Consideration, indemnify , defend and hold the Shareholders' Representative harmless from and against any loss, damage, tax, liability and expense that may be incurred by the Shareholders' Representative arising out of or in connection with the acceptance or administration of the Shareholders' Representative's duties, including the defense of any Third Party Claim, except as caused by the Shareholders' Representative's proven gross negligence or willful misconduct (as determined in light of all the circumstances, including the time and facilities available to him in the ordinary course of business), including legal costs and expenses of defending such Shareholders' Representative against any claim or liability in connection with the performance of the Shareholders' Representative's duties. The Shareholders' Representative shall be entitled to, but not limited to, such indemnification from the Escrowed Consideration (net of any amounts due, owed or distributed to JDA) that are distributed to the Shareholders upon termination of the escrow.

         Section 9.9 Post Closing Indemnification. If a claim is bought after the Closing against any person who was an officer or director of E3 as of the date of this Agreement, and that claim is based upon such person's status as an officer, director, Employee or agent of the E3, or any of the E3 Subsidiaries, prior to the Closing, and that person would have been entitled to indemnification against such claim under the provisions of E3's Articles of Incorporation in effect as of September 6, 2001, then the Surviving Corporation shall indemnify such person to the same extent as that person would have been entitled to under the provisions of E3's Articles of Incorporation in effect as of September 6, 2001.

                                   ARTICLE X

                               GENERAL PROVISIONS

         Section 10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when received if delivered personally or by commercial delivery service (with signature acknowledging receipt), or sent via facsimile (with confirmation of receipt), or within seventy-two (72) hours after being mailed by registered or certified mail (return receipt requested), in each case, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a)  if to JDA, to:

                        JDA Software, Group, Inc.
                        14400 N. 87th Street
                        Scottsdale, Arizona 85260-3649
                        Attention:  James D. Armstrong
                        Fax: (480) 308-4265
                        Tel: (480) 308-3014

                        with a copy to:

                        JDA Software, Group, Inc.
                        14400 N. 87th Street
                        Scottsdale, Arizona 85260-3649
                        Attention:  Michael Bridge, Esq.
                        Fax: (480) 308-4268
                        Tel: (480) 308-3460

                        with a copy to:

                        Gray Cary Ware & Freidenrich LLP
                        1221 South MoPac Expressway, Suite 400
                        Austin, Texas 78746-6875
                        Attention: Paul E. Hurdlow, Esq.
                        Fax: (512) 457-7020
                        Tel: (512) 457-7001

              (b)  if to E3, to

                        E3 Corporation
                        1800 Parkway Place, Suite 600
                        Marietta, Georgia 30067
                        Attention: Anders Herlitz
                        Fax: (770) 421-6600
                        Tel: (770) 424-0100
                        with a copy to:

                        Morris, Manning & Martin, LLP
                        1600 Atlanta Financial Center
                        3343 Peachtree Road, NE
                        Atlanta, Georgia 30326
                        Attention:  Grant W. Collingsworth, Esq.
                        Fax: (404) 365-9532
                        Tel: (404) 233-7000

              (c) if to a Signing Shareholder, to the appropriate address set forth upon Exhibit A.

         Section 10.2 Interpretation.

              (a)  For purposes of this Agreement

                   (i) When reference is made to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated; and

                   (ii) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              (b) This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party.

         Section 10.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original as against any party whose signature appears on such counterpart and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 10.4 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         Section 10.5 Entire Agreement. This Agreement (including the schedules and exhibits hereto and the other documents delivered pursuant hereto) constitutes the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

         Section 10.6 Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware without regard to the Laws that might otherwise govern under any applicable conflicts of Law principles thereof.

         Section 10.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         Section 10.8 Third Party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement, except that (i) the persons who are Shareholders immediately prior to the Effective Time (and their successors and assigns) are express intended third party beneficiaries of Articles I, II and IV and Article IX, and (ii) each of the foregoing persons is an express intended third party beneficiary of Article X, to the extent relevant to any of the foregoing, and as such are entitled to rely on the provisions hereof as if a party hereto.

         Section 10.9 Release.

              (a) Subject only to the provisions of Section 10.9(b) and the limitations set forth in the last sentence of this Section 10.9(a) and notwithstanding any other provision of this Agreement, each Signing Shareholder hereby unconditionally and irrevocably releases and forever discharges, effective as of and forever after the Effective Time, to the fullest extent permitted by applicable Law, the Released Parties from any and all debts, liabilities, obligations, claims, demands, actions or causes of action, suits, judgments or controversies of any kind whatsoever (collectively, "PRE-ACQUISITION CLAIMS") against E3, or Sub solely in its capacity as successor to E3, if any, or any of them that arises out of or is based on any agreement or understanding or act or failure to act (including any act or failure to act that constitutes ordinary or gross negligence or reckless or willful, wanton misconduct), misrepresentation, omission, transaction, fact, event or other matter occurring prior to the Effective Time (whether based on any governmental requirement or right of action, at Law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued) (collectively, "PRE-ACQUISITION MATTERS"), including without limitation: (i) claims by the Signing Shareholder with respect to repayment of loans or indebtedness; (ii) any rights, titles and interests in, to or under any agreements, arrangements or understandings to which the Signing Shareholder is a party; and (iii) claims by the Signing Shareholder with respect to dividends, violation of preemptive rights, or payment of salaries or other compensation or in any way arising out of or in connection with the Signing Shareholder's employment with E3 or any E3 Subsidiary, the cessation of that employment, the Signing Shareholder's status as an officer, director or shareholder of E3 or E3 Subsidiary or otherwise (subject to Section 9.7 and excluding any and all claims in respect of accrued and unpaid amounts owing to the Shareholder as salary or wages at the rates or in the amounts, as the case may be, set forth in the E3 Disclosure Schedule);

provided, however, that the Pre-Acquisition Claims shall not include any debts, liabilities, obligations, claims, demands, actions or causes of actions, suits, judgments or controversies of any kind whatsoever that arise out of or are based on the negotiation or execution of this Agreement or the other Transaction Documents, or the consummation of the Merger or other transactions contemplated by this Agreement or the other Transaction Documents or any other actions by E3 taken in connection with or in contemplation of the transactions contemplated by this Agreement or the other Transaction Documents. The Signing Shareholder further agrees not to file or bring any litigation before any governmental entity on the basis of or respecting any Pre-Acquisition Claim concerning any Pre-Acquisition Matter against any Released Party. Each Signing Shareholder (i) acknowledges that he fully comprehends and understands all the terms of this
Section 10.9(a) and their legal effects and (ii) expressly represents and warrants that (A) he is competent to effect the release made in this Section
10.9 knowingly and voluntarily and without reliance on any statement or representation of any Released Party or its representatives and (B) he had the opportunity to consult with an attorney of his choice regarding this Section 10.9(a). This Section 10.9(a) will not affect the rights of the Signing Shareholders under the Agreement or any other Transaction Document.

         Section 10.10 Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, JDA, Sub and E3 have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the Signing Shareholders have signed this Agreement, as of the date first written above.


JDA SOFTWARE GROUP, INC.,
a Delaware corporation


By:___________________________
Name:_________________________
Title:________________________

E3 CORPORATION,
a Georgia corporation


By:___________________________
Name:_________________________
Title:________________________

E3 ACQUISITION CORP.,
a Delaware corporation


By:___________________________
Name:_________________________
Title:________________________

SIGNING SHAREHOLDERS




______________________________
Anders H. Herlitz



______________________________
Christina R. Herlitz



______________________________
Carl H. Herlitz



______________________________
Jan W. Herlitz



______________________________
Frank K. Schuster



______________________________
William H. Huther



______________________________
Daniel J. Craddock

                                    EXHIBIT A

                         LIST OF E3 SIGNING SHAREHOLDERS


Anders H. Herlitz
1010 Seminole Dr.
Apt. 1705
Ft. Lauderdale, Florida 33304


Christina R. Herlitz
1010 Seminole Dr.
Apt. 1705
Ft. Lauderdale, Florida 33304


Carl H. Herlitz
125 Old Blaisdell Road
Sutton, NH 03273


Jan W. Herlitz
1010 Seminole Dr.
Apt. 1705
Ft. Lauderdale, Florida 33304


Frank K. Schuster
9610 Club South Circle, #4110
Sarasota, Florida 34238


William H. Huther
11291 Long Water Chase Ct.
Gulf Harbour Y&CL
Ft. Myers, Florida 33908-4952


Daniel J. Craddock
1208 Fenmore Hall
Powder Springs, Georgia 30127

                                    EXHIBIT B

                                ESCROW AGREEMENT

                                    EXHIBIT C

                               JULY BALANCE SHEET

                                    EXHIBIT D

                               MARCH BALANCE SHEET

                                    EXHIBIT E

                            SHAREHOLDER'S CERTIFICATE

                                    EXHIBIT F

                               E3 TAX CERTIFICATE

                                    EXHIBIT G

                               JDA TAX CERTIFICATE

                                    EXHIBIT H

                           MEDICAL BENEFITS AGREEMENT

                                    EXHIBIT I

                    OPINION OF MORRIS, MANNING & MARTIN, LLP

                                    EXHIBIT J

                 NON-COMPETITION AND NON-SOLICITATION AGREEMENT

                                    EXHIBIT K

                   OPINION OF GRAY CARY WARE & FREIDENRICH LLP

                                    EXHIBIT L

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT M

                            INDEMNIFICATION SCHEDULE

1. Any losses, damages, costs and expenses (including reasonable legal fees and expenses) arising from, related to or attributable to, and to the extent based upon, the failure to include in a Customer License Agreement with a customer based in the United States both a contractual exclusion of liability for consequential damages and a limitation of aggregate damages provision limiting E3's exposure to such damages at least to the extent such exposure would be limited by the following language:

         E3'S TOTAL LIABILITY FOR TORT, CONTRACT AND OTHER DAMAGES (EXCEPT FOR AND SUBJECT TO SECTION 1(A) OF THIS SECTION TWO) SHALL NOT EXCEED THE LICENSE FEE PAID BY LICENSEE FOR THE PARTICULAR SOFTWARE PROGRAM GIVING RISE TO THE CLAIM FOR, OR ALLEGEDLY CAUSING THE, DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY, IN NO EVENT SHALL E3 BE LIABLE FOR LOST PROFITS OR OTHER INCIDENTAL OR CONSEQUENTIAL, INDIRECT, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES UNDER ANY CIRCUMSTANCES WHATSOEVER.

Indemnification Claims based upon this Item 1 shall be subject in all respects to the procedures and limitations set forth in Article IX, including without limitation the Floor Amount set forth in Section 9.2(b).

2. Any losses, damages, costs and expenses (including reasonable legal fees and expenses) arising from or related to any claim by Frank Schuster that he is entitled to severance payments or other compensation associated with termination of his employment in excess of accrued salary and benefits and severance benefits equal to six months of base salary. Indemnification Claims based upon this Item 2 shall be subject in all respects to the procedures and limitations set forth in Article IX and shall be a Non-Floor Loss.

3. Any losses, damages, costs and expenses (including reasonable legal fees and expenses) arising from or related to any claim by Jose Alarcon that he is contractually entitled to severance or other similar payments solely as a result of the Merger or any change in the Board of Directors in connection with the Merger. Indemnification Claims based upon this Item 3 shall be subject in all respects to the procedures and limitations set forth in Article IX and shall be a Non-Floor Loss.

4. Any losses, damages, costs and expenses (including reasonable legal fees and expenses) arising from or related to any claim by Peter Kornafel that he is entitled to equity securities of E3 or JDA as a result of or prior to the Merger. Indemnification Claims based upon this Item 4 shall be subject in all respects to the procedures and limitations set forth in Article IX and shall be a Non-Floor Loss.

5. Any payments of sales taxes (including related penalties and interest, if any) to sales tax authorities by JDA following the Closing Date relating to the matters described in Schedule 3.5, Schedule 3.6(j), and Schedule 3.7 of the E3 Disclosure Schedules less (i) the amount reserved for such payments on the July Balance Sheet and (ii) all such sales tax payments (including related penalties and interest, if any) that JDA is reasonably able to collect from customers of E3 following the Closing Date. Indemnification Claims based upon this Item 5 shall be subject in all respects to the procedures and limitations set forth in Article IX, including without limitation the Floor Amount set forth in Section 9.2(b).

6. Any losses, damages, costs and expenses (including reasonable legal fees and expenses) arising from or related to E3's improper treatment of any employee as an "exempt" employee under the Fair Labor Standards Act. Indemnification Claims based upon this Item 6 shall be subject in all respects to the procedures and limitations set forth in Article IX, including without limitation the Floor Amount set forth in Section 9.2(b).

7. Any losses, damages, costs and expenses (including reasonable legal fees and expenses) arising from or related to the loss of trade secret protection as a result of the failure of the following persons to have signed confidentiality agreements in favor of E3:

Ryan Brothers                 Christopher Kang            Michael Pecora
Randy Byars                   Nam Su Kang                 Wayne Rabstejnek
Wen Chen                      Bagyalakshmi Kathireson     Terrence Rice
Rod England                   Steve Keinath               Sicily Richardson
Brett Harris                  Christopher Loder           Dennis Roper
King Harrison                 Roger Mahler                Joe Shenefield
Debbie Horton-Rice            Dale Moldenhauer            Jonathan Yergin
Saraj Kanduri                 Ken Palmer
Scott Jacobs                  JeffWitte
Igor Alvarez                  Dana Lovell                 Dawn Smith
Heather Boothe                Debbie McCullough           Rainer Stein
Andrew Calzon                 Marvin McGill               I. Stevens
Julia Cox                     Thomas Merandi, II          Kim Stevenson
C. De Gasquet                 Erin Miller                 Vaheeduddin Syed
C. Dubois                     R. Moreno                   Steve Thomas
Stuart Dunkin                 ME Nygaard                  F. Ventrone
Stephanie Grammont            L. Ohlsson                  Hugo Villafan
B. Gryding                    Thomas Ollivier             M. Virtanen
Carl James                    F. Parrot                   Therese Viscelli
R. Johanson                   O. Pedersen                 Willy Weie
Jennifer Johnson              S. Place                    Lee Windsor
Tommy Johnson                 Edgar Ramirez               Robert Zierler
Y. Kunte                      Jennifer Reed
Patrick Liefooghe             Jane Roberts
W. Lovatt                     Lucy Savidge

Indemnification Claims based upon this Item 7 shall be subject in all respects to the procedures and limitations set forth in Article IX, including without limitation the Floor Amount set forth in Section 9.2(b).

8. Any losses, damages, costs and expenses (including reasonable legal fees and expenses) arising from or related to unpaid Taxes claimed by the relevant taxation authority as a result of the audits identified in Schedule 3.7(f) of the E3 Disclosure Schedules and in the subsequent disclosure in the same schedule regarding Germany and France. Indemnification Claims based upon this Item 8 shall be subject in all respects to the procedures and limitation set forth in Article IX and shall be a Non-Floor Loss.

9. Any losses, damages, costs and expenses (including reasonable legal fees and expenses) arising from or related to the pending litigation with the French tax authorities disclosed in Schedule 3.18 of the E3 Disclosure Schedules under the caption "France." Indemnification Claims based upon this Item 9 shall be subject in all respects to the procedures and limitations set forth in
Article IX , including without limitation the Floor Amount set forth in Section 9.2(b).

10. Any losses, damages, costs and expenses (including reasonable legal fees and expenses) arising from or related to the pending litigation with M. Le Peniec disclosed in Schedules 3.12 and 3.18 of the E3 Disclosure Schedules. Indemnification Claims based upon this Item 10 shall be subject in all respects to the procedures and limitations set forth in Article IX, including without limitation the Floor Amount set forth in Section 9.2(b).

11. Any losses, damages, costs and expenses (including reasonable legal fees and expenses) arising from or related to the disclosure in Schedule 3.17(c) of the E3 Disclosure Schedules regarding overtime payments potentially due to certain employees in Finland. Indemnification Claims based upon this Item 11 shall be subject in all respects to the procedures and limitations set forth in
Article IX, including without limitation the Floor Amount set forth in Section 9.2(b).

12. Any losses, damages, costs and expenses (including reasonable legal fees and expenses) arising from or related to the disclosure in Schedule 3.9 of the E3 Disclosure Schedules regarding the lack of confidentiality or intellectual property ownership/assignment provisions in certain contracts with employees in Australia and Finland. Indemnification claims based upon this Item 12 shall be subject in all respects to the procedures and limitations set forth in Article IX, including without limitation the Floor Amount set forth in
Section 9.2(b).